THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (FILE NO. 333-131712) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1–800-221-1037.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

$984,500,000 (Approximate)

SAXON ASSET SECURITIES TRUST 2006-2

MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2006-2

SAXON ASSET SECURITIES COMPANY

Depositor

SAXON MORTGAGE, INC.

Seller, Sponsor and Master Servicer

SAXON MORTGAGE SERVICES, INC.

Servicer

May 24, 2006

Saxon Asset Securities Trust

Mortgage Loan Asset Backed Certificates, Series 2006-2

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

IMPORTANT NOTICES

Free Writing Prospectus	Date Prepared: May 24, 2006

$984,500,000 (Approximate)

Saxon Asset Securities Trust 2006-2

Subject to a +/- 5% Variance

Class(1, 3, 4)	Principal Amount ($) (1)	Certificate Type	Group	Expected Rating (Moody’s/S&P/Fitch)	WAL (Yrs) Call/Mat (2)	Principal Window (Mths) to Call/Mat (2)	Assumed Final Distribution Date(5)
A-1	197,376,000	SEN-FLT	I	Aaa/[AAA]/AAA	2.18 / 2.38	1 - 78 / 1 - 188	September 2036
A-2	197,374,000	SEN-FLT	II	Aaa/[AAA]/AAA	2.18 / 2.38	1 - 78 / 1 - 188	September 2036
A-3A	206,173,000	SEN-FLT	III	Aaa/[AAA]/AAA	1.00 / 1.00	1 - 22 / 1 - 22	September 2036
A-3B	58,031,000	SEN-FLT	III	Aaa/[AAA]/AAA	2.00 / 2.00	22 - 27 / 22 - 27	September 2036
A-3C	101,549,000	SEN-FLT	III	Aaa/[AAA]/AAA	3.40 / 3.40	27 - 76 / 27 - 76	September 2036
A-3D	28,997,000	SEN-FLT	III	Aaa/[AAA]/AAA	6.46 / 8.98	76 - 78 / 76 - 184	September 2036
M-1	37,500,000	MEZ-FLT	I, II & III	Aa1/[AA+]/AA+	4.78 / 5.31	46 - 78 / 46 - 158	September 2036
M-2	34,500,000	MEZ-FLT	I, II & III	Aa2/[AA+]/AA+	4.64 / 5.15	43 - 78 / 43 - 151	September 2036
M-3	22,000,000	MEZ-FLT	I, II & III	Aa3/[AA]/AA	4.57 / 5.06	42 - 78 / 42 - 144	September 2036
M-4	18,500,000	MEZ-FLT	I, II & III	A1/[AA-]/AA-	4.53 / 5.01	41 - 78 / 41 - 138	September 2036
M-5	18,500,000	MEZ-FLT	I, II & III	A2/[A+]/A+	4.50 / 4.95	40 - 78 / 40 - 132	September 2036
M-6	16,000,000	MEZ-FLT	I, II & III	A3/[A]/A	4.48 / 4.90	39 - 78 / 39 - 126	September 2036
B-1	16,000,000	SUB-FLT	I, II & III	Baa1/[A-]/A-	4.46 / 4.85	39 - 78 / 39 - 119	September 2036
B-2	13,500,000	SUB-FLT	I, II & III	Baa2/[BBB+]/BBB+	4.44 / 4.77	38 - 78 / 38 - 111	September 2036
B-3	8,500,000	SUB-FLT	I, II & III	Baa3/[BBB]/BBB	4.43 / 4.71	38 - 78 / 38 - 103	September 2036
B-4	10,000,000	SUB-FLT	I, II & III	Ba1/[BBB-]/BBB-	4.43 / 4.62	37 - 78 / 37 - 96	September 2036
Total:

(1)

 Subject to this footnote (1), class sizes are subject to a permitted variance in the aggregate of +/-5%.  Class sizes are also subject to change based upon the final pool and rating agency evaluation of subordination and overcollateralization levels and excess spread.

(2)

See “Pricing Prepayment Speed” herein.

(3)

The Certificates are subject to a 10% Clean-up Call (as described herein). After the first Distribution Date on which the Clean-up Call is exercisable, the margin on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates will double and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,Class B-2,Class B-3  and Class B-4 Certificates will increase by 1.5 times.

(4)

All Offered Securities are subject to the applicable group Net WAC Cap and Maximum Cap Rate (as described herein).

(5)

Assumes latest maturity date of Mortgage Loans plus one month, subject to final collateral.

Issuing Entity	Saxon Asset Securities Trust 2006-2, a New York common law trust.

Seller, Sponsor and Master Servicer	Saxon Mortgage, Inc.

Depositor	Saxon Asset Securities Company.

Servicer	Saxon Mortgage Services, Inc.

Trustee	Deutsche Bank Trust Company Americas.

Lead Underwriter	Credit Suisse Securities (USA) LLC.

Co-Underwriters	Banc of America Securities LLC, Greenwich Capital Markets, Inc., JPMorgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Certificates

The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates are collectively referred to herein as the “Senior Certificates” or the “Class A Certificates”.  The Class A-1 Certificates are sometimes referred to as the “Group I Certificates”.  The Class A-2 Certificates are sometimes referred to as the “Group II Certificates”.  The Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates are sometimes referred to as the “Group III Certificates”.  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates are collectively referred to as the “Subordinate Certificates”.  The Senior Certificates and the Subordinate Certificates are the subject of this Free Writing Prospectus and are collectively referred to herein as the “Offered Securities”.  The Issuing Entity will also issue Class C Certificates and Class R Certificates, which are not the subject of this Free Writing Prospectus.

Rating Agencies	Moody's Investor Services, Inc. (“Moody's”), Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc (“S&P) and Fitch Ratings (“Fitch”).

Registration	The Offered Securities will be available in book-entry form through DTC and upon request through Clearstream, Luxembourg and the Euroclear System.

Statistical Calculation Date	May 1, 2006.

Cut-Off Date	The close of business on May 1, 2006 for the loans to be sold to the Issuing Entity on the Closing Date.

Expected Pricing Date	On or about the week of May 22, 2006.

Expected Settlement Date	On or about June 7, 2006.

Distribution Dates

Distributions of principal and interest on the Offered Securities will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter.  The first Distribution Date will be June 26, 2006.

Interest Accrued	The price to be paid by investors for the Offered Securities will not include accrued interest (settling flat).

Interest Accrual Period

The “Interest Accrual Period” for the Offered Securities with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Record Date	With respect to the Offered Securities, the business day immediately preceding the Distribution Date.

Federal Tax Status	The Offered Securities will represent, in part, regular interests in a REMIC for federal income tax purposes.

ERISA Eligibility

The Offered Securities are expected to be ERISA eligible, except that, until the Interest Rate Swap Agreement is terminated, benefit plans and other retirement arrangements may not acquire or hold Offered Securities unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).

SMMEA Eligibility	The Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates are expected to be SMMEA eligible.

Optional Termination

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the redemption of the Offered Securities (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than 10% of the sum of (i) the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and (ii) the amounts on deposit in the Pre-Funding Account on the Closing Date.

Pricing Prepayment Speed	The Offered Securities will be priced based on the following collateral prepayment assumptions:

100% PPC for the Fixed Rate Mortgage Loans (100% PPC for the Fixed Rate Mortgage Loans is equal to 2.2% CPR to 22% CPR over 10 months and remaining constant at 22% CPR thereafter).

100% PPC for the Adjustable Rate Mortgage Loans (100% PPC for the Adjustable Rate Mortgage Loans assumes 8% CPR in the first month of the life of the mortgage loan and an additional 2% each month until reaching 30% CPR in month 12 and remaining constant at 30% CPR through month 22, remaining constant at 55% CPR for months 23 through 27 and then remaining constant at 35% CPR for month 28 and thereafter).

Initial Mortgage Loans

As of the Statistical Calculation Date, the aggregate principal balance of the Initial Mortgage Loans was approximately $814,058,047, consisting of (i) approximately $203,515,236 of first lien, conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Initial Group I Mortgage Loans”), (ii) approximately $203,513,912 of first lien, conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Initial Group II Mortgage Loans”) and (iii) approximately $407,028,899 of first lien, conforming and non-conforming balance, fixed-rate and adjustable-rate Mortgage Loans (the “Initial Group III Mortgage Loans”).  The Initial Group I Mortgage Loans, the Initial Group II Mortgage Loans and the Initial Group III Mortgage Loans are collectively referred to herein as the “Initial Mortgage Loans” or the “Closing Date Mortgage Loans.”  See the attached collateral descriptions for additional information on the Initial Mortgage Loans.

Subsequent Mortgage Loans

After the Closing Date, in addition to the Closing Date Mortgage Loans, approximately $185,941,953 of additional loans will be added to the trust, consisting of (i) approximately $46,485,654 of first lien, conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Subsequent Group I Mortgage Loans”), (ii) approximately $46,485,351 of first lien, conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Subsequent Group II Mortgage Loans”) and (iii) approximately $92,970,948 of first lien, conforming and non-conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Subsequent Group III Mortgage Loans”).  The Subsequent Group I Mortgage Loans, the Subsequent Group II Mortgage Loans and the Subsequent Group III Mortgage Loans are collectively referred to herein as the “Subsequent Mortgage Loans.”

Pre-Funding Account

On the Closing Date, a deposit of approximately $185,941,953 (the “Pre-Funding Amount”) will be made to an account (the “Pre-Funding Account”).  On or prior to August 7, 2006 (the “Pre-Funding Period”), the Pre-Funding Amount will be used to purchase Subsequent Mortgage Loans having similar characteristics as the Initial Mortgage Loans.

Repurchase or Substitute of Mortgage Loans

The Master Servicer shall have the option, at any time to purchase any Delinquent Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for any Delinquent Mortgage Loan as defined in the Pooling and Servicing Agreement.

Total Deal Size	Approximately $984,500,000.

Servicing Fee Rate

The servicing fee rate applicable to each Mortgage Loan, and with respect to each Distribution Date, equals the scheduled principal balance of the Mortgage Loan on the first day of the due period with respect to such Distribution Date multiplied by one-twelfth of: (i) approximately 0.30% per annum for such of the first ten Distribution Dates following the closing date, (ii) approximately 0.40% per annum for the eleventh through thirtieth Distribution Dates, inclusive, following the closing date, (iii) approximately 0.65% per annum for the thirty-first through forty-eighth Distribution Dates, inclusive, following the closing date and (iv) approximately 0.80% per annum for the forty-ninth Distribution Date following the Closing Date and each Distribution Date thereafter.

Master Servicing Fee Rate

The “Master Servicing Fee Rate” applicable to each mortgage loan, and with respect to each Distribution Date, equals the scheduled principal balance of the mortgage loan, on the first day of the Due Period with respect to such Distribution Date, multiplied by one-twelfth of approximately 0.05% per annum.

Interest Rate

The “Interest Rate” for any Distribution Date for each Class of Certificates will be equal to the lesser of (i) the Formula Rate and (ii) the Group I Net WAC Cap (in the case of the Class A-1 Certificates), the Group II Net WAC Cap (in the case of the Class A-2 Certificates), the Group III Net WAC Cap (in the case of the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates) and the Subordinate Net WAC Cap (in the case of the Subordinate Certificates).

Formula Rate	The Formula Rate for each such class is the lesser of (i) one-month LIBOR plus the applicable margin and (ii) the Maximum Cap Rate.

Maximum Cap Rate

As to any Distribution Date is a per annum rate that would equal the related Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.

Net WAC Cap

“Net WAC Cap” means, as applicable, the Group I Net WAC Cap, the Group II Net WAC Cap, the Group III Net WAC Cap and the Subordinate Net WAC Cap.

“Group I Net WAC Cap” as to any Distribution Date is a per annum rate equal to the product of (i) the Weighted Average Net Rate of the Mortgage Loans in group I multiplied by (ii) the quotient of 30 days divided by the actual number of days in the Accrual Period.

 “Group II Net WAC Cap” as to any Distribution Date is a per annum rate equal to the product of (i) the Weighted Average Net Rate of the Mortgage Loans in group II multiplied by (ii) the quotient of 30 days divided by the actual number of days in the Accrual Period.

“Group III Net WAC Cap” as to any Distribution Date is a per annum rate equal to the product of (i) the Weighted Average Net Rate of the Mortgage Loans in group III multiplied by (ii) the quotient of 30 days divided by the actual number of days in the Accrual Period.

“Subordinate Net WAC Cap” as to any Distribution Date is a per annum rate equal to the weighted average of the Group I Net WAC Cap, the Group II Net WAC Cap and the Group III Net WAC Cap for such Distribution Date weighted on the basis of the Group Subordinate Amount for group I, group II and group III, respectively.

“Group Subordinate Amount” means for any Distribution Date and any loan group the excess of (i) the sum of (a) the aggregate principal balance of the Mortgage Loans in such loan group on such Distribution Date plus (b) the amount on deposit in the Pre-Funding Account with respect to such loan group on such Distribution Date, over (ii) the aggregate of the certificate principal balances of the Senior Certificates related to such loan group immediately before such Distribution Date.

“Weighted Average Net Rate” for any Mortgage Loan group is the product of (i) weighted average of the mortgage interest rates of the Mortgage Loans less the sum of the servicing fee rate, and master servicing fee rate, as applicable, the premiums payable to MGIC applicable to such mortgage loan group (expressed as a percentage of the entire aggregate principal balance of the related mortgage loans plus the amounts on deposit in the Pre-Funding Account) and the applicable Swap Rate multiplied by (ii) in the case of the Pre-Funding Period a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans having a scheduled interest payment that will be included in Interest Funds for the related Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans plus applicable amounts on deposit in the Pre-Funding Account computed solely with respect to such Mortgage Loan group as of the Cut-Off Date.

“Swap Rate” means a rate determined for each mortgage loan group by dividing any Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment arising out of a termination event or event of default with respect to which the swap counterparty is the sole affected or a defaulted party) owed to the Swap Counterparty allocable to that mortgage loan group (based on the applicable Group Percentage) by the aggregate principal balance of the mortgage loans in that mortgage loan group.

Interest Rate Swap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Credit Suisse International (“CSi”).  Under the interest rate swap agreement, one business day prior to each Distribution Date, commencing on the Distribution Date in September 2006 and ending on the Distribution Date in May 2010, the supplemental interest trust will be obligated to make payments based on the fixed rate, and the swap counterparty will be obligated to make payments based on LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount.  To the extent that a fixed rate payment exceeds the floating rate payment related to any Distribution Date, amounts otherwise available to certificateholders will be applied to make a “net swap payment” to the swap counterparty, and to the extent that a floating rate payment exceeds the fixed rate payment related to any Distribution Date, the swap counterparty will owe a “net swap payment” to the supplemental interest trust.  Following any early termination of the interest rate swap agreement, either the supplemental interest trust or the swap counterparty will be required to make a “Swap Termination Payment”.  Any net amounts received under the interest rate swap agreement will be paid by the supplemental interest trust and applied to pay interest shortfalls, maintain overcollateralization and repay losses, as described herein.

Credit Enhancements	Consists of the following: 1. Net Monthly Excess Cashflow; 2. Pledged Prepayment Penalty Cashflow; 3. Primary Mortgage Insurance; 4. Overcollateralization Amount; and 5. Subordination.

Net Monthly Excess Cashflow	The “Net Monthly Excess Cashflow” for any Distribution Date is equal to Interest Funds remaining after the payment of all related distributions described under “Interest Distributions”.

Pledged Prepayment Penalty Cashflow	The interest collections from the Mortgage Loans will be supplemented by 100% of the maximum contractual prepayment penalty cashflow owed and not waived by the servicer on any Mortgage Loans.

Distributions of Pledged Prepayment Penalty Cashflow	Any Pledged Prepayment Penalty Cashflow will be payable in the same manner as Net Monthly Excess Cashflow.

Overcollateralization Amount

The “Overcollateralization Amount” is equal to the excess of (a) the aggregate principal balance of the Mortgage Loans and (b) any amounts remaining on deposit in the Pre-Funding Account, over the sum of the aggregate principal amount of the Offered Securities.  To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Net Monthly Excess Cashflow, Pledged Prepayment Penalties, and payments under the Interest Rate Swap Agreement, to the extent described herein, will be directed to build the Overcollateralization Amount until the Overcollateralization Target Amount is reached.

Overcollateralization Target Amount

Prior to the Stepdown Date, the “Overcollateralization Target Amount” will be equal to 3.20% multiplied by the Assumed Principal Balance as of the Cut-Off Date.  On and after the Stepdown Date, (assuming a Trigger Event is not in effect) the Overcollateralization Target Amount will be equal to the greater of (a) the lesser of (i) 3.20% of the Assumed Principal Balance as of the Cut-Off Date and (ii) 6.40% of the aggregate current principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Overcollateralization Deficiency Amount

An “Overcollateralization Deficiency Amount” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

Overcollateralization Release Amount

The “Overcollateralization Release Amount” means, with respect to any Distribution Date, the lesser of (a) the aggregate Principal Funds for such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the aggregate Principal Funds is applied as a principal distribution on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date

The earlier to occur of (a) the Distribution Date following the Distribution Date on which the Certificate Principal Balance of the Class A Certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in June 2009 and (ii) the first Distribution Date on which the aggregate principal amount of the Senior Certificates (after taking into account distributions of principal on such Distribution Date) is less than or equal to 54.60% of the aggregate principal balance of the Mortgage Loans.

Credit Enhancement Percentage

The “Credit Enhancement Percentage” for a Distribution Date is equal to (a) the aggregate principal amount of the Subordinate Certificates and the Overcollateralization Amount divided by (b) the aggregate principal balance of the Mortgage Loans.

Primary Mortgage Insurance Policy

A loan level primary mortgage insurance policy (the “MGIC PMI Policy”) will be acquired from Mortgage Guaranty Insurance Corporation (“MGIC”) on or prior to the Closing Date.  Approximately 15.52%, 20.08%, 17.63% and 17.72% of the Initial Group I Mortgage Loans, Initial Group II Mortgage Loans, Initial Group III Mortgage Loans and aggregate mortgage loans respectively, each of which have original loan-to-value ratios in excess of 80%, will be covered by the MGIC PMI Policy.

For certain limited documentation or stated documentation Mortgage Loans with original loan-to-value ratios greater than 80%, the MGIC PMI Policy covers a portion of the loss on the related Mortgage Loans to a level where the uninsured exposure of the Mortgage Loans is reduced to an amount equal to approximately 80% of the original loan-to-value ratio of such Mortgage Loan.  For certain full documentation Mortgage Loans with original loan-to-value ratios greater than 90%, the MGIC PMI Policy covers a portion of the loss on the related Mortgage Loans to a level where the uninsured exposure of the Mortgage Loan is reduced to an amount equal to approximately 90% of the original loan-to-value ratio of such Mortgage Loan.

Trigger Event

A “Trigger Event,” on any Distribution Date after the Stepdown Date, is in effect for the Offered Securities if the 60+ day delinquency percentage (including loans in bankruptcy, foreclosure, or REO) is greater than [35.25]% of the Credit Enhancement Percentage or, if on any Distribution Date, the cumulative losses as a percentage of the Assumed Principal Balance as of the Cut-off Date, for the related Distribution Dates, is greater than:

Distribution Date	Cumulative Loss %
25 to 36	[1.40]% plus an additional 1/12th of [1.80]% for every month thereafter
37 to 48	[3.20]% plus an additional 1/12th of [1.85]% for every month thereafter
49 to 60	[5.05]% plus an additional 1/12th of [1.50]% for every month thereafter
61 to 72	[6.55]% plus an additional 1/12th of [0.85]% for every month thereafter
73 and thereafter	[7.40]%

Credit Support

Initial Overcollateralization Amount:  1.55% of the Assumed Principal Balance as of the Cut-Off Date

Overcollateralization Target Amount: 3.20% of the Assumed Principal Balance as of the Cut-Off Date before Step-Down Date, 6.40% of current principal balance after Step-Down Date

Overcollateralization Floor:   0.50% of the Assumed Principal Balance as of the Cut-Off Date

Class Sizes:	Classes	Rating (Moody’s/S&P/Fitch)	Class Sizes
	A	Aaa/[AAA]/AAA	78.95%
	M-1	Aa1/AA+]/AA+	3.75%
	M-2	Aa2/[AA+]/AA+	3.45%
	M-3	Aa3/[AA]/AA	2.20%
	M-4	A1/[AA-]/AA-	1.85%
	M-5	A2/[A+]/A+	1.85%
	M-6	A3/[A]/A	1.60%
	B-1	Baa1/[A-]/A-	1.60%
	B-2	Baa2/[BBB+]/BBB+	1.35%
	B-3	Baa3/[BBB]/BBB	0.85%
	B-4	Ba1/[BBB-]/BBB-	1.00%

Subordination:	Classes	Initial Credit Enhancement (Including Initial O/C)	Initial Credit Enhancement (Including O/C Target)	Stepdown Date Credit Enhancement
	A	21.05%	22.70%	45.40%
	M-1	17.30%	18.95%	37.90%
	M-2	13.85%	15.50%	31.00%
	M-3	11.65%	13.30%	26.60%
	M-4	9.80%	11.45%	22.90%
	M-5	7.95%	9.60%	19.20%
	M-6	6.35%	8.00%	16.00%
	B-1	4.75%	6.40%	12.80%
	B-2	3.40%	5.05%	10.10%
	B-3	2.55%	4.20%	8.40%
	B-4	1.55%	3.20%	6.40%

Available Funds

Distributions to holders of each class of Offered Securities will be made on each Distribution Date from “Available Funds.”  “Available Funds” means the sum of Interest Funds, Principal Funds, 100% of the maximum contractual prepayment penalty cashflow owed and not waived by the servicer from the Mortgage Loans and amounts received by the supplemental interest trust under the interest rate swap agreement and paid as described herein.

“Interest Funds” for each loan group to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

•

all scheduled interest due during the related due period and collected by the servicer as of the related determination date less the related servicing fee, master servicing fee and premiums payable to MGIC;

•

all advances relating to interest;

•

all Compensating Interest;

•

liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

•

any subsequent recoveries on the Mortgage Loans.

“Principal Funds” for each loan group to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

•

the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

•

prepayments of principal collected by the servicer in the applicable prepayment period;

•

the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

•

any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans;

•

all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period; and

•

the allocable portion of any clean-up call proceeds.

Interest Distributions

On each Distribution Date (or, in the case of distributions in respect of the interest rate swap agreement, the business day prior to each Distribution Date), the Interest Funds with respect to each Mortgage Loan group will be distributed in the following order of priority:

•

first, for deposit into the supplemental interest trust account, the allocable portion of any net swap payment or swap termination payment for such group (based on the applicable Group Percentage) owed to the swap counterparty (including amounts remaining unpaid from previous Distribution Dates) excluding any swap termination payment payable when the swap counterparty is the sole affected or defaulting party; provided, however, that any net swap payment or swap termination payment not paid in the current period will be paid from an unrelated loan group;

•

second, from interest collections on each group, to each related class of Senior Certificates, the Current Interest and any Interest Carry Forward Amount for such class on that Distribution Date; provided, however, that any related shortfall in available amounts will be applied on a pro rata basis among such classes in each group;

•

third, pro rata on the basis of unpaid interest due thereon, to each class of Senior Certificates unrelated to such group, any unpaid interest due thereon (after application of Interest Funds for such unrelated group); and

•

fourth, the remaining amount for each Mortgage Loan group will be combined and applied in the following order of priority:

•

to the Class M-1 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class M-2 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class M-3 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class M-4 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class M-5 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class M-6 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class B-1 Certificates, the Current Interest for that class and Distribution  Date;

•

to the Class B-2 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class B-3 Certificates, the Current Interest for that class and Distribution Date;

•

to the Class B-4 Certificates, the Current Interest for that class and Distribution Date;

•

and any remainder will be treated as Net Monthly Excess Cashflow.

“Group Percentage” means, for each of the group I, group II and group III Mortgage Loans and any Distribution Date, a fraction (expressed as a percentage) the numerator of which is the scheduled principal balance of the Mortgage Loans in such group as of such Distribution Date and the denominator of which is the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date.

On any Distribution Date, any interest reductions resulting from the application of (a) the Relief Act and (b) any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer (collectively “Uncompensated Shortfalls”) will be allocated first to interest distributions allocable to the Class C Certificates, and thereafter to the Current Interest with respect to the Offered Securities on a pro rata basis based on the respective amount of accrued interest.

Principal Distributions

On each Distribution Date (or, in the case of distributions in respect of the interest rate swap agreement, the business day prior to each Distribution Date), the Principal Distribution Amount for that Distribution Date with respect to each mortgage loan group is required to be distributed as follows:

•

the allocable portion with respect to each group of any Net Swap Payment or Swap Termination Payment (based on the applicable Group Percentage) owed to the Swap Counterparty excluding any swap termination payment payable when the swap counterparty is the sole affected or defaulting party (to the extent not paid previously or from Interest Funds in accordance with “Interest Distributions” above) will be deposited into the Supplemental Interest Trust Account; provided, however, that any Net Swap Payment or Swap Termination Payment not paid in the current period will be paid from an unrelated loan group;

•

An amount up to the Senior Principal Distribution Amount for group I will be distributed to the Class A-1 Certificates until the certificate principal balance of such certificates has been reduced to zero.

•

An amount up to the Senior Principal Distribution Amount for group II will be distributed to the Class A-2 Certificates until the certificate principal balance of such certificates has been reduced to zero.

•

An amount up to the Senior Principal Distribution Amount for group III will be distributed sequentially to the Class A-3A, Class A-3B, Class A-3C, and Class A-3D Certificates, in that order, until the certificate principal balance of such certificates has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates and the Class C Certificates have been reduced to zero, any principal distributions allocated to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates are required to be allocated pro rata among such classes of Certificates based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.  The sequence of principal distributions described in this subparagraph is referred to herein as the “Group III Senior Principal Priorities.”

•

Any Senior Principal Distribution Amount for a group of senior certificates remaining after application of amounts described above will be applied on a pro rata basis to the other groups of senior certificates based on any related shortfall in amounts due pursuant to the clauses above, until the certificate principal balances thereof have been reduced to zero; provided, however, that any amounts payable to the Group III Certificates will be applied in accordance with the Group III Senior Principal Priorities.

•

The aggregate of the Principal Distribution Amounts for all groups remaining after distributions to the senior certificates described above will be distributed in the following order of priority:

•

pro rata, to each group of senior certificates, to the extent that the full Senior Principal Distribution Amount for such group for such date was not distributed on such date, pursuant to the applicable senior priorities designated above, until the certificate principal balances thereof have been reduced to zero;

•

to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

•

to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

•

to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero.

Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed in the following order of priority:

•

the allocable portion with respect to each mortgage loan group of any Net Swap Payment or Swap Termination Payment (based on the applicable Group Percentage) owed to the Swap Counterparty excluding any swap termination payment payable when the swap counterparty is the sole affected or defaulting party (to the extent not paid previously or from Interest Funds in accordance with “Interest Distributions” above) will be deposited into the Supplemental Interest Trust Account; provided, however, that any Net Swap Payment or Swap Termination Payment not paid in the current period will be paid from an unrelated loan group;

•

to the related classes of senior certificates in accordance with the applicable senior priorities designated above, until the certificate principal balance of the Class A Certificates has been reduced to zero;

•

pro rata, to the classes of senior certificates not relating to such group until the certificate principal balances thereof have been reduced to zero; provided, however, that any such amounts distributable to the Group III Certificates will be applied in accordance with the Group III Senior Principal Priorities;

•

to the Class M-1 Certificates until the certificate principal balance of the Class M-1 Certificates has been reduced to zero;

•

to the Class M-2 Certificates until the certificate principal balance of the Class M-2 Certificates has been reduced to zero;

•

to the Class M-3 Certificates until the certificate principal balance of the Class M-3 Certificates has been reduced to zero;

•

to the Class M-4 Certificates, until the certificate principal balance of the Class M-4 Certificates has been reduced to zero;

•

to the Class M-5 Certificates, until the certificate principal balance of the Class M-5 Certificates has been reduced to zero;

•

to the Class M-6 Certificates, until the certificate principal balance of the Class M-6 Certificates has been reduced to zero;

•

to the Class B-1 Certificates, until the certificate principal balance of the Class B-1 Certificates has been reduced to zero;

•

to the Class B-2 Certificates, until the certificate principal balance of the Class B-2 Certificates has been reduced to zero;

•

to the Class B-3 Certificates, until the certificate principal balance of the Class B-3 Certificates has been reduced to zero; and

•

to the Class B-4 Certificates, until the certificate principal balance of the Class B-4 Certificates has been reduced to zero.

On each Distribution Date, the Overcollateralization Release Amount, if any, will be distributed to the holder of the Class C Certificates.

Net Monthly Excess Cash Flow and Pledged Prepayment Penalty Cashflow

With respect to any Distribution Date, any Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow shall be paid as follows:

(i)

on each of the first two Distribution Dates only, to the basis risk reserve fund, any Basis Risk Distribution for such date;

(ii)

on each of the first two Distribution Dates only, from amounts on deposit in the basis risk reserve fund, to the Class A Certificates, on a pro rata basis, any Cap Carryover Amount applicable to the Class A Certificates;

(iii)

on each of the first two Distribution Dates only, from any remaining amounts on deposit in the basis risk reserve fund, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates in that order, any Cap Carryover Amount applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

(iv)

the Principal Percentage for Group I of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group I; the Principal Percentage for Group II of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group II; and the Principal Percentage for Group III of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group III

(v)

to the Class M-1 Certificates, any Interest Carry Forward Amount for that class;

(vi)

to the Class M-1 Certificates, any Unpaid Realized Loss Amount for that class;

(vii)

to the Class M-2 Certificates, any Interest Carry Forward Amount for that class;

(viii)

to the Class M-2 Certificates, any Unpaid Realized Loss Amount for that class;

(ix)

to the Class M-3 Certificates; any Interest Carry Forward Amount for that class;

(x)

to the Class M-3 Certificates, any Unpaid Realized Loss Amount for that class;

(xi)

to the Class M-4 Certificates, any Interest Carry Forward Amount for such class;

(xii)

to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

(xiii)

to the Class M-5 Certificates, any Interest Carry Forward Amount for such class;

(xiv)

to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

(xv)

to the Class M-6 Certificates, any Interest Carry Forward Amount for such class;

(xvi)

to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

(xvii)

to the Class B-1 Certificates, any Interest Carry Forward Amount for such class;

(xviii)

to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

(xix)

to the Class B-2 Certificates, any Interest Carry Forward Amount for such class;

(xx)

to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

(xxi)

to the Class B-3 Certificates, any Interest Carry Forward Amount for such class;

(xxii)

to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

(xxiii)

to the Class B-4 Certificates, any Interest Carry Forward Amount for such class;

(xxiv)

to the Class B-4 Certificates, any Unpaid Realized Loss Amount for such class;

(xxv)

to the basis risk reserve fund, any Basis Risk Distribution for such date;

(xxvi)

from amounts in the basis risk reserve fund, to the Senior Certificates on a pro rata basis, any Cap Carryover Amounts on the Senior Certificates;

(xxvii)

from amounts in the basis risk reserve fund, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, any Cap Carryover Amounts applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;

(xxviii)

to the Supplemental Interest Trust, for distribution pursuant to priority (ix) under “—Supplemental Interest Trust Cashflow” below; and;

(xxix)

to the Class C and Class R Certificates, the remaining amount as specified in the agreement

Supplemental Interest Trust Cashflow

The amounts on deposit in the supplemental interest trust account will, on each Distribution Date (or, in the case of distributions to the Swap Counterparty, the business day prior to each Distribution Date), be distributed from such account in the following order of priority:

(i)

to the Swap Counterparty, any net swap payment owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date;

(ii)

to the Swap Counterparty, any unpaid swap termination payment not due to a termination event or event of default with respect to which the swap counterparty is the sole affected or a defaulting party owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement;

(iii)

to the Class A Certificates, any Cap Carryover Amount for each such class;

(iv)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order (such order, the “Subordinate Priority”), any Current Interest for each such class for such Distribution Date, to the extent unpaid pursuant to such clause “Interest Distributions” above, and any Cap Carryover Amount applicable to each such class;

(v)

to the Offered Securities, any amount necessary to pay in full the Extra Principal Distribution Amount on such Distribution Date to the extent not paid in full after the applications described under “Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow” (pursuant to the priorities set forth in such clauses);

(vi)

to the Subordinate Certificates, in accordance with the Subordinate Priority, any Unpaid Realized Loss Amount for each such class and such Distribution Date, to the extent unpaid after the applications described under “Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow”;

(vii)

to the Subordinate Certificates, in accordance with the Subordinate Priority, any Interest Carry Forward Amount for each such class and such Distribution Date, to the extent unpaid after the applications described under “Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow”;

(viii)

if applicable, for application to the purchase of a replacement interest rate swap agreement;

(ix)

to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a termination event or event of default with respect to which the Swap Counterparty is the sole affected or a defaulting party owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement; and

(x)

to the Class C Certificates, the remaining amount as specified in the agreement.

With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (v) and (vi) above shall not exceed cumulative Realized Losses incurred.

Basis Risk Distribution

“Basis Risk Distribution” means, for any Distribution Date, an amount to be deposited into the basis risk reserve fund equal to the sum of (i) the Net Cap Carryover Amounts for such Distribution Date and (ii) any required reserve fund deposit for such Distribution Date, provided however, the amount of the Basis Risk Distribution for any Distribution Date cannot exceed the amount of Net Monthly Excess Cashflow for such date.

Principal Percentage

“Principal Percentage” means, for any Distribution Date and group is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for such group and the denominator of which is the Principal Funds for all groups.

Current Interest

The “Current Interest” for any Distribution Date and each class of Offered Securities equals the amount of interest accrued during the related Accrual Period at the related Interest Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date.

Cap Carryover Amount

“Cap Carryover Amount” means with respect to any Distribution Date and any class of Offered Securities the sum of (i) the excess of the interest calculated at such pass-through rate applicable to such class for such date determined without regard to the related Net WAC Cap over the amount of interest calculated at the related Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior Distribution Dates together with accrued interest thereon at the applicable pass-through rate determined without regard to any Net WAC Cap.  The Cap Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Cap Carryover Amount.

“Interest Carry Forward Amount” with respect to each class of the Offered Securities and each Distribution Date, is the sum of

•

the excess of

•

Current Interest for the class with respect to prior Distribution Dates (excluding any Cap Carryover Amount or Net Cap Carryover Amounts) over

•

the amount actually distributed to the class with respect to Current Interest on those prior Distribution Dates; and

•

interest on the excess at the applicable pass-through rate.

“Net Cap Carryover Amount” means, as to any Distribution Date and each class of Offered Securities, any Cap Carryover Amounts for such date and class remaining after application of amounts received under the interest rate swap agreement.

“Unpaid Realized Loss Amount” with respect to any class of Subordinate Certificates and as to any Distribution Date, is the excess of

•

applied Realized Losses with respect to the class over

•

the sum of all distributions in reduction of the applied Realized Losses to the class on all previous Distribution Dates.

Principal Distribution Amount

The “Principal Distribution Amount” for each loan group means for any Distribution Date the sum of the Basic Principal Distribution Amount and the Extra Principal Distribution Amount multiplied by the related Principal Percentage.

Basic Principal Distribution Amount

The “Basic Principal Distribution Amount” means for any Distribution Date the excess of (a) the Principal Funds for such Distribution Date over (b) the Overcollateralization Release Amount, if any, for such Distribution Date.

Extra Principal Distribution Amount

T he “Extra Principal Distribution Amount” with respect to any Distribution Date is the lesser of (a) the Net Monthly Excess Cashflow for such Distribution Date (minus, on the first three Distribution Dates, amounts payable prior to the Extra Principal Distribution Amount pursuant to the priorities described under “Net Monthly Excess Cash Flow and Pledged Prepayment Penalty Cashflow”) and (b) the Overcollateralization Deficiency Amount for such Distribution Date.

Senior Principal Distribution Amount

For each group of Senior Certificates, with respect to any Distribution Date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the related Principal Distribution Amount.  For each group of Senior Certificates, with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of the aggregate certificate principal balance of the Senior Certificates immediately prior to the Distribution Date over the lesser of (i) 54.60% of the scheduled principal balances of the related mortgage loans as of the last day of the related Due Period and (ii) the scheduled principal balances of the related mortgages as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date multiplied by the related Principal Percentage.

Class M-1 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date) and the Class M-1 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) 62.10% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class M-2 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), and the Class M-2 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) 69.00% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class M-3 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), and the Class M-3 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) 73.40% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class M-4 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), and the Class M-4 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) 77.10% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class M-5 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-4 Certificate Principal Balance (after giving effect to distributions on that date), and the Class M-5 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) 80.80% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class M-6 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-4 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-5 Certificate Principal Balance (after giving effect to distributions on that date), and the Class M-6 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) 84.00% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class B-1 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-4 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-5 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-6 Certificate Principal Balance (after giving effect to distributions on that date), and the Class B-1 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) 87.20% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class B-2 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-4 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-5 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-6 Certificate Principal Balance (after giving effect to distributions on that date), the Class B-1 Certificate Principal Balance (after giving effect to distributions on that date), and the Class B-2 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) 89.90% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class B-3 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-4 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-5 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-6 Certificate Principal Balance (after giving effect to distributions on that date), the Class B-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class B-2 Certificate Principal Balance (after giving effect to distributions on that date), and the Class B-3 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) 91.60% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Class B-4 Principal Distribution Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Certificate Principal Balance (after giving effect to distributions on that date), the Class M-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-3 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-4 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-5 Certificate Principal Balance (after giving effect to distributions on that date), the Class M-6 Certificate Principal Balance (after giving effect to distributions on that date), the Class B-1 Certificate Principal Balance (after giving effect to distributions on that date), the Class B-2 Certificate Principal Balance (after giving effect to distributions on that date), the Class B-3 Certificate Principal Balance (after giving effect to distributions on that date)and the Class B-4 Certificate Principal Balance immediately prior to the Distribution Date over the lesser of (a) 93.60% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the Assumed Principal Balance as of the Cut-Off Date.

Realized Losses

“Realized Loss” means, with respect to any defaulted Mortgage Loan that is liquidated (other than a Non-Recoverable Mortgage Loan), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds and insurance proceeds net of amounts reimbursable to the Master Servicer for related Advances, Servicing Advances and Servicing Fees in respect of such Mortgage Loan.  All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first to the Net Monthly Excess Cashflow and second in reduction of the Overcollateralization Amount.  If, on any Distribution Date, the aggregate certificate principal balance of the Offered Securities (after giving effect to all distributions to be made on that Distribution Date) exceeds the scheduled principal balance of the Mortgage Loans plus any amounts on deposit in the Pre-Funding Account, the certificate principal balance of the Subordinate Certificates (but not the Senior Certificates) will be reduced by an amount equal to that excess in inverse order of seniority:

•

first, to the Class B-4 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

•

second, to the Class B-3 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

•

third, to the Class B-2 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

•

fourth, to the Class B-1 Certificates, until the aggregate certificate principal balance of that class has been reduced to zero;

•

fifth, to the Class M-6 Certificates, until the certificate principal balance of that class has been reduced to zero;

•

sixth, to the Class M-5 Certificates, until the certificate principal balance of that class has been reduced to zero;

•

seventh, to the Class M-4 Certificates, until the certificate principal balance of that class has been reduced to zero;

•

eighth, to the Class M-3 Certificates, until the certificate principal balance of that class has been reduced to zero;

•

ninth, to the Class M-2 Certificates, until the certificate principal balance of that class has been reduced to zero; and

•

tenth, to the Class M-1 Certificates, until the certificate principal balance of that class has been reduced to zero.

Non-Recoverable Mortgage Loan

A “Non-Recoverable Mortgage Loan” is any defaulted mortgage loan as to which the servicer has determined that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds.

Due Period

A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Assumed Principal Balance as of the Cut-Off Date

The “Assumed Principal Balance as of the Cut-Off Date” is the aggregate principal balance of the Initial Mortgage Loans as of the Cut-Off Date plus applicable amounts on deposit in the pre-funding account as of the Closing Date.

Prepayment Period

The “Prepayment Period” for any Distribution Date is the period beginning on the 18th day of the month (or, if the prior Prepayment Period ended on an earlier day, that earlier day) immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the determination date of the month in which such Distribution Date occurs.

Delinquent Mortgage Loan	Any Mortgage Loan that is 60 Day Delinquent, including in foreclosure, bankruptcy or REO.

Sensitivity Tables*

to 10% Clean-up Call

Class A-1 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	20.87	4.37	2.98	2.18	1.56	1.28	1.13
MDUR (yr)	11.91	3.59	2.60	1.97	1.46	1.22	1.08
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	359	160	107	78	60	31	25

Class A-2 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	20.96	4.37	2.98	2.18	1.56	1.28	1.13
MDUR (yr)	11.94	3.59	2.60	1.97	1.46	1.22	1.08
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	359	160	107	78	60	31	25

Class A-3A to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	15.22	1.63	1.22	1.00	0.84	0.74	0.66
MDUR (yr)	9.89	1.53	1.16	0.96	0.81	0.71	0.64
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	280	38	26	22	19	16	14

Class A-3B to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	24.51	3.73	2.50	2.00	1.74	1.50	1.30
MDUR (yr)	13.68	3.36	2.33	1.88	1.65	1.43	1.25
First Prin Pay	280	38	26	22	19	16	14
Last Prin Pay	311	54	35	27	23	21	18

Class A-3C to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.42	7.68	5.08	3.40	2.23	1.94	1.74
MDUR (yr)	14.53	6.16	4.37	3.05	2.09	1.82	1.64
First Prin Pay	311	54	35	27	23	21	18
Last Prin Pay	359	155	104	76	33	27	24

Class A-3D to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.88	13.29	8.87	6.46	3.78	2.34	2.00
MDUR (yr)	14.69	9.39	6.98	5.40	3.36	2.18	1.88
First Prin Pay	359	155	104	76	33	27	24
Last Prin Pay	359	160	107	78	60	31	25

* Assume 100% of prepayment penalties are collected

Class M-1 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	8.75	5.83	4.78	4.97	3.62	2.68
MDUR (yr)	14.34	6.73	4.86	4.15	4.31	3.25	2.46
First Prin Pay	304	51	38	46	60	31	25
Last Prin Pay	359	160	107	78	60	48	36

Class M-2 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	8.75	5.83	4.64	4.65	3.97	2.97
MDUR (yr)	14.31	6.72	4.86	4.03	4.07	3.53	2.71
First Prin Pay	304	51	38	43	51	48	36
Last Prin Pay	359	160	107	78	60	48	36

Class M-3 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	8.75	5.83	4.57	4.30	3.89	2.94
MDUR (yr)	14.27	6.71	4.85	3.97	3.79	3.46	2.69
First Prin Pay	304	51	37	42	48	45	34
Last Prin Pay	359	160	107	78	60	48	36

Class M-4 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	8.75	5.82	4.53	4.13	3.64	2.76
MDUR (yr)	14.19	6.70	4.84	3.93	3.65	3.26	2.53
First Prin Pay	304	51	37	41	45	41	31
Last Prin Pay	359	160	107	78	60	48	36

Class M-5 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	8.75	5.82	4.50	4.01	3.47	2.60
MDUR (yr)	14.16	6.69	4.84	3.91	3.56	3.12	2.40
First Prin Pay	304	51	37	40	43	39	29
Last Prin Pay	359	160	107	78	60	48	36

Class M-6 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	8.75	5.82	4.48	3.93	3.35	2.51
MDUR (yr)	14.04	6.66	4.82	3.88	3.48	3.02	2.31
First Prin Pay	304	51	37	39	42	37	28
Last Prin Pay	359	160	107	78	60	48	36

* Assume 100% of prepayment penalties are collected

Class B-1 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	8.75	5.82	4.46	3.86	3.26	2.45
MDUR (yr)	13.33	6.51	4.74	3.82	3.38	2.91	2.25
First Prin Pay	304	51	37	39	40	36	27
Last Prin Pay	359	160	107	78	60	48	36

Class B-2 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	8.75	5.82	4.44	3.81	3.19	2.42
MDUR (yr)	13.11	6.47	4.72	3.78	3.33	2.85	2.21
First Prin Pay	304	51	37	38	39	35	27
Last Prin Pay	359	160	107	78	60	48	36

Class B-3 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	8.75	5.82	4.43	3.76	3.14	2.38
MDUR (yr)	11.99	6.21	4.58	3.69	3.23	2.76	2.15
First Prin Pay	304	51	37	38	39	34	26
Last Prin Pay	359	160	107	78	60	48	36

Class B-4 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	8.75	5.82	4.43	3.74	3.12	2.36
MDUR (yr)	11.34	6.06	4.50	3.63	3.17	2.71	2.11
First Prin Pay	304	51	37	37	38	33	26
Last Prin Pay	359	160	107	78	60	48	36

* Assume 100% of prepayment penalties are collected

Sensitivity Tables*

to Maturity

Class A-1 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	20.87	4.71	3.24	2.38	1.69	1.28	1.13
MDUR (yr)	11.91	3.72	2.74	2.10	1.55	1.22	1.08
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	362	325	246	188	148	31	25

Class A-2 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	20.96	4.71	3.24	2.38	1.69	1.28	1.13
MDUR (yr)	11.94	3.72	2.74	2.10	1.55	1.22	1.08
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	362	325	246	188	148	31	25

Class A-3A to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	15.22	1.63	1.22	1.00	0.84	0.74	0.66
MDUR (yr)	9.89	1.53	1.16	0.96	0.81	0.71	0.64
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	280	38	26	22	19	16	14

Class A-3B to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	24.51	3.73	2.50	2.00	1.74	1.50	1.30
MDUR (yr)	13.68	3.36	2.33	1.88	1.65	1.43	1.25
First Prin Pay	280	38	26	22	19	16	14
Last Prin Pay	311	54	35	27	23	21	18

Class A-3C to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.42	7.68	5.08	3.40	2.23	1.94	1.74
MDUR (yr)	14.53	6.16	4.37	3.05	2.09	1.82	1.64
First Prin Pay	311	54	35	27	23	21	18
Last Prin Pay	359	155	104	76	33	27	24

Class A-3D to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.98	17.65	12.17	8.98	5.38	2.34	2.00
MDUR (yr)	14.71	11.13	8.71	6.96	4.44	2.18	1.88
First Prin Pay	359	155	104	76	33	27	24
Last Prin Pay	362	322	243	184	144	31	25

* Assume 100% of prepayment penalties are collected

Class M-1 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.55	9.66	6.51	5.31	5.97	5.97	4.67
MDUR (yr)	14.34	7.09	5.22	4.47	5.03	4.95	4.00
First Prin Pay	304	51	38	46	60	31	25
Last Prin Pay	362	291	210	158	124	120	100

Class M-2 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.55	9.64	6.49	5.15	5.06	4.86	3.88
MDUR (yr)	14.31	7.08	5.21	4.35	4.35	4.22	3.45
First Prin Pay	304	51	38	43	51	50	39
Last Prin Pay	362	282	202	151	118	95	78

Class M-3 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.55	9.61	6.47	5.06	4.69	4.21	3.27
MDUR (yr)	14.28	7.07	5.19	4.28	4.06	3.71	2.95
First Prin Pay	304	51	37	42	48	45	34
Last Prin Pay	362	272	192	144	112	90	73

Class M-4 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.55	9.59	6.44	5.01	4.51	3.94	3.02
MDUR (yr)	14.20	7.04	5.17	4.23	3.91	3.49	2.74
First Prin Pay	304	51	37	41	45	41	31
Last Prin Pay	362	263	185	138	108	86	70

Class M-5 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.55	9.55	6.42	4.95	4.37	3.75	2.85
MDUR (yr)	14.16	7.02	5.16	4.19	3.81	3.33	2.60
First Prin Pay	304	51	37	40	43	39	29
Last Prin Pay	362	255	178	132	103	83	67
Class M-6 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.55	9.51	6.38	4.90	4.26	3.61	2.75
MDUR (yr)	14.04	6.98	5.12	4.15	3.71	3.22	2.50
First Prin Pay	304	51	37	39	42	37	28
Last Prin Pay	362	245	170	126	98	78	63

* Assume 100% of prepayment penalties are collected

Class B-1 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.54	9.44	6.33	4.85	4.16	3.50	2.67
MDUR (yr)	13.33	6.79	5.01	4.06	3.59	3.09	2.42
First Prin Pay	304	51	37	39	40	36	27
Last Prin Pay	362	234	161	119	93	74	59

Class B-2 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	9.35	6.26	4.77	4.07	3.39	2.60
MDUR (yr)	13.11	6.71	4.95	3.99	3.51	3.00	2.36
First Prin Pay	304	51	37	38	39	35	27
Last Prin Pay	360	220	151	111	86	69	55

Class B-3 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	9.24	6.18	4.71	3.98	3.31	2.53
MDUR (yr)	11.99	6.39	4.76	3.85	3.37	2.88	2.26
First Prin Pay	304	51	37	38	39	34	26
Last Prin Pay	359	205	140	103	80	63	50
Class B-4 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.53	9.09	6.07	4.62	3.90	3.23	2.47
MDUR (yr)	11.34	6.18	4.62	3.74	3.27	2.79	2.20
First Prin Pay	304	51	37	37	38	33	26
Last Prin Pay	359	194	131	96	75	59	46

* Assume 100% of prepayment penalties are collected

Group I Net WAC Cap plus Swap Proceeds

Period	Payment Date	Group I Net WAC Cap (%) (1)(2)	Group I Net WAC Cap (%) (1)(3)	Period	Payment Date	Group I Net WAC Cap (%) (1)(2)	Group I Net WAC Cap (%) (1)(3)	Period	Payment Date	Group I Net WAC Cap (%) (1)(2)	Group I Net WAC Cap (%) (1)(3)
1	6/25/06	10.56	10.56	28	9/25/08	8.35	16.97	55	12/25/10	9.09	10.72
2	7/25/06	6.32	6.32	29	10/25/08	8.63	17.03	56	1/25/11	8.78	10.35
3	8/25/06	7.53	7.53	30	11/25/08	8.39	16.81	57	2/25/11	8.77	10.38
4	9/25/06	7.30	22.03	31	12/25/08	8.42	16.71	58	3/25/11	9.70	11.47
5	10/25/06	7.56	22.18	32	1/25/09	8.14	16.28	59	4/25/11	8.75	10.34
6	11/25/06	7.31	21.81	33	2/25/09	8.15	16.20	60	5/25/11	9.03	10.67
7	12/25/06	7.56	21.93	34	3/25/09	9.03	16.97	61	6/25/11	8.73	10.31
8	1/25/07	7.31	21.52	35	4/25/09	8.16	15.87	62	7/25/11	9.01	10.63
9	2/25/07	7.31	21.35	36	5/25/09	9.09	15.22	63	8/25/11	8.71	10.27
10	3/25/07	8.12	21.96	37	6/25/09	8.81	14.80	64	9/25/11	8.70	10.25
11	4/25/07	7.22	20.84	38	7/25/09	9.09	15.04	65	10/25/11	8.97	10.57
12	5/25/07	7.48	20.87	39	8/25/09	8.96	14.42	66	11/25/11	8.67	10.21
13	6/25/07	7.23	20.39	40	9/25/09	8.95	14.36	67	12/25/11	8.95	10.52
14	7/25/07	7.48	20.41	41	10/25/09	9.24	14.63	68	1/25/12	8.65	10.16
15	8/25/07	7.24	19.93	42	11/25/09	8.99	14.70	69	2/25/12	8.64	10.14
16	9/25/07	7.24	19.71	43	12/25/09	9.28	14.99	70	3/25/12	9.22	10.82
17	10/25/07	7.49	19.74	44	1/25/10	8.97	14.59	71	4/25/12	8.62	10.10
18	11/25/07	7.25	19.28	45	2/25/10	8.98	14.65	72	5/25/12	8.89	10.42
19	12/25/07	7.50	19.32	46	3/25/10	9.93	15.68	73	6/25/12	8.60	10.06
20	1/25/08	7.25	18.86	47	4/25/10	8.96	14.51	74	7/25/12	8.87	10.37
21	2/25/08	7.26	18.66	48	5/25/10	9.26	14.29	75	8/25/12	8.57	10.02
22	3/25/08	7.77	18.96	49	6/25/10	8.86	10.23	76	9/25/12	8.56	10.00
23	4/25/08	7.28	17.96	50	7/25/10	9.14	10.55	77	10/25/12	8.84	10.31
24	5/25/08	8.39	18.61	51	8/25/10	8.84	10.25	78	11/25/12	8.54	9.96
25	6/25/08	8.14	17.92	52	9/25/10	8.82	10.23
26	7/25/08	8.41	17.70	53	10/25/10	9.11	10.55
27	8/25/08	8.36	17.22	54	11/25/10	8.80	10.39

(1)

Calculation includes Group I Net WAC Cap (as defined earlier in this free writing prospectus) plus an allocable portion of assumed swap receipts.

(2)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 5.08% and 5.27% respectively.

(3)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 5.08% and 5.27% respectively, for the first Distribution Date and all increase to 20.00% after the first Distribution Date.

Group II Net WAC Cap plus Swap Proceeds

Period	Payment Date	Group II Net WAC Cap (%) (1)(2)	Group II Net WAC Cap (%) (1)(3)	Period	Payment Date	Group II Net WAC Cap (%) (1)(2)	Group II Net WAC Cap (%) (1)(3)	Period	Payment Date	Group II Net WAC Cap (%) (1)(2)	Group II Net WAC Cap (%) (1)(3)
1	6/25/06	10.75	10.75	28	9/25/08	8.58	17.22	55	12/25/10	9.20	10.86
2	7/25/06	6.44	6.44	29	10/25/08	8.87	17.29	56	1/25/11	8.89	10.49
3	8/25/06	7.67	7.67	30	11/25/08	8.62	17.07	57	2/25/11	8.88	10.51
4	9/25/06	7.44	22.17	31	12/25/08	8.66	16.99	58	3/25/11	9.82	11.62
5	10/25/06	7.70	22.32	32	1/25/09	8.38	16.54	59	4/25/11	8.85	10.47
6	11/25/06	7.45	21.95	33	2/25/09	8.39	16.47	60	5/25/11	9.14	10.80
7	12/25/06	7.70	22.07	34	3/25/09	9.30	17.28	61	6/25/11	8.83	10.43
8	1/25/07	7.45	21.66	35	4/25/09	8.38	16.14	62	7/25/11	9.11	10.76
9	2/25/07	7.45	21.49	36	5/25/09	9.23	15.42	63	8/25/11	8.81	10.39
10	3/25/07	8.28	22.11	37	6/25/09	8.96	15.02	64	9/25/11	8.80	10.37
11	4/25/07	7.36	20.98	38	7/25/09	9.26	15.26	65	10/25/11	9.08	10.69
12	5/25/07	7.62	21.01	39	8/25/09	9.09	14.62	66	11/25/11	8.77	10.33
13	6/25/07	7.37	20.53	40	9/25/09	9.09	14.56	67	12/25/11	9.06	10.65
14	7/25/07	7.62	20.55	41	10/25/09	9.38	14.84	68	1/25/12	8.75	10.28
15	8/25/07	7.37	20.07	42	11/25/09	9.10	14.88	69	2/25/12	8.74	10.26
16	9/25/07	7.38	19.85	43	12/25/09	9.40	15.19	70	3/25/12	9.33	10.95
17	10/25/07	7.63	19.88	44	1/25/10	9.09	14.79	71	4/25/12	8.72	10.22
18	11/25/07	7.38	19.41	45	2/25/10	9.09	14.84	72	5/25/12	9.00	10.54
19	12/25/07	7.64	19.46	46	3/25/10	10.06	15.90	73	6/25/12	8.69	10.18
20	1/25/08	7.39	19.00	47	4/25/10	9.07	14.70	74	7/25/12	8.97	10.49
21	2/25/08	7.39	18.79	48	5/25/10	9.37	14.46	75	8/25/12	8.67	10.13
22	3/25/08	7.93	19.12	49	6/25/10	8.97	10.40	76	9/25/12	8.66	10.11
23	4/25/08	7.44	18.12	50	7/25/10	9.25	10.73	77	10/25/12	8.94	10.43
24	5/25/08	8.58	18.81	51	8/25/10	8.94	10.41	78	11/25/12	8.64	10.07
25	6/25/08	8.35	18.14	52	9/25/10	8.93	10.39
26	7/25/08	8.62	17.93	53	10/25/10	9.22	10.72
27	8/25/08	8.58	17.46	54	11/25/10	8.91	10.52

(1)

Calculation includes Group II Net WAC Cap (as defined earlier in this free writing prospectus) plus an allocable portion of assumed swap receipts.

(2)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 5.08% and 5.27% respectively.

(3)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 5.08% and 5.27% respectively, for the first Distribution Date and all increase to 20.00% after the first Distribution Date.

 Group III Net WAC Cap plus Swap proceeds

Period	Payment Date	Group III Net WAC Cap (%) (1)(2)	Group III Net WAC Cap (%) (1)(3)	Period	Payment Date	Group III Net WAC Cap (%) (1)(2)	Group III Net WAC Cap (%) (1)(3)	Period	Payment Date	Group III Net WAC Cap (%) (1)(2)	Group III Net WAC Cap (%) (1)(3)
1	6/25/06	10.67	10.67	28	9/25/08	8.66	17.28	55	12/25/10	9.13	10.82
2	7/25/06	6.39	6.39	29	10/25/08	8.95	17.36	56	1/25/11	8.83	10.45
3	8/25/06	7.61	7.61	30	11/25/08	8.69	17.18	57	2/25/11	8.82	10.47
4	9/25/06	7.38	22.11	31	12/25/08	8.73	17.08	58	3/25/11	9.75	11.57
5	10/25/06	7.64	22.26	32	1/25/09	8.44	16.63	59	4/25/11	8.79	10.43
6	11/25/06	7.39	21.89	33	2/25/09	8.44	16.57	60	5/25/11	9.08	10.76
7	12/25/06	7.64	22.01	34	3/25/09	9.36	17.38	61	6/25/11	8.77	10.39
8	1/25/07	7.39	21.60	35	4/25/09	8.45	16.25	62	7/25/11	9.05	10.72
9	2/25/07	7.39	21.43	36	5/25/09	9.24	15.51	63	8/25/11	8.75	10.35
10	3/25/07	8.21	22.05	37	6/25/09	8.93	15.06	64	9/25/11	8.74	10.33
11	4/25/07	7.30	20.92	38	7/25/09	9.23	15.30	65	10/25/11	9.02	10.65
12	5/25/07	7.56	20.94	39	8/25/09	9.04	14.65	66	11/25/11	8.71	10.29
13	6/25/07	7.31	20.47	40	9/25/09	9.03	14.59	67	12/25/11	8.99	10.61
14	7/25/07	7.56	20.49	41	10/25/09	9.33	14.87	68	1/25/12	8.69	10.24
15	8/25/07	7.31	20.01	42	11/25/09	9.05	14.94	69	2/25/12	8.68	10.22
16	9/25/07	7.32	19.79	43	12/25/09	9.34	15.23	70	3/25/12	9.27	10.90
17	10/25/07	7.57	19.82	44	1/25/10	9.03	14.82	71	4/25/12	8.66	10.18
18	11/25/07	7.32	19.35	45	2/25/10	9.03	14.87	72	5/25/12	8.93	10.50
19	12/25/07	7.58	19.39	46	3/25/10	9.99	15.93	73	6/25/12	8.63	10.14
20	1/25/08	7.33	18.94	47	4/25/10	9.00	14.73	74	7/25/12	8.91	10.45
21	2/25/08	7.33	18.73	48	5/25/10	9.31	14.47	75	8/25/12	8.61	10.09
22	3/25/08	7.85	19.04	49	6/25/10	8.90	10.40	76	9/25/12	8.60	10.07
23	4/25/08	7.38	18.05	50	7/25/10	9.19	10.73	77	10/25/12	8.87	10.38
24	5/25/08	8.69	18.90	51	8/25/10	8.88	10.40	78	11/25/12	8.57	10.03
25	6/25/08	8.40	18.18	52	9/25/10	8.87	10.39
26	7/25/08	8.68	17.97	53	10/25/10	9.16	10.72
27	8/25/08	8.67	17.52	54	11/25/10	8.85	10.49

(1)

Calculation includes Group III Net WAC Cap (as defined earlier in this free writing prospectus) plus an allocable portion of assumed swap receipts.

(2)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 5.08% and 5.27% respectively.

(3)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 5.08% and 5.27% respectively, for the first Distribution Date and all increase to 20.00% after the first Distribution Date.

Subordinate Net WAC Cap plus Swap proceeds

Period	Payment Date	Sub Net WAC Cap (%) (1)(2)	Sub Net WAC Cap (%) (1)(3)	Period	Payment Date	Sub Net WAC Cap (%) (1)(2)	Sub Net WAC Cap (%) (1)(3)	Period	Payment Date	Sub Net WAC Cap (%) (1)(2)	Sub Net WAC Cap (%) (1)(3)
1	6/25/06	10.66	10.66	28	9/25/08	8.56	17.18	55	12/25/10	9.14	10.81
2	7/25/06	6.39	6.39	29	10/25/08	8.85	17.26	56	1/25/11	8.83	10.44
3	8/25/06	7.60	7.60	30	11/25/08	8.59	17.06	57	2/25/11	8.82	10.46
4	9/25/06	7.38	22.10	31	12/25/08	8.63	16.97	58	3/25/11	9.75	11.56
5	10/25/06	7.63	22.26	32	1/25/09	8.35	16.52	59	4/25/11	8.80	10.42
6	11/25/06	7.38	21.89	33	2/25/09	8.36	16.46	60	5/25/11	9.08	10.75
7	12/25/06	7.64	22.00	34	3/25/09	9.26	17.25	61	6/25/11	8.78	10.38
8	1/25/07	7.39	21.60	35	4/25/09	8.36	16.13	62	7/25/11	9.06	10.70
9	2/25/07	7.39	21.42	36	5/25/09	9.20	15.42	63	8/25/11	8.75	10.34
10	3/25/07	8.21	22.04	37	6/25/09	8.91	14.98	64	9/25/11	8.74	10.32
11	4/25/07	7.30	20.92	38	7/25/09	9.20	15.23	65	10/25/11	9.02	10.64
12	5/25/07	7.55	20.94	39	8/25/09	9.04	14.58	66	11/25/11	8.72	10.28
13	6/25/07	7.30	20.46	40	9/25/09	9.03	14.52	67	12/25/11	9.00	10.60
14	7/25/07	7.56	20.48	41	10/25/09	9.32	14.80	68	1/25/12	8.70	10.23
15	8/25/07	7.31	20.01	42	11/25/09	9.05	14.87	69	2/25/12	8.68	10.21
16	9/25/07	7.31	19.78	43	12/25/09	9.34	15.16	70	3/25/12	9.27	10.89
17	10/25/07	7.57	19.81	44	1/25/10	9.03	14.75	71	4/25/12	8.66	10.17
18	11/25/07	7.32	19.35	45	2/25/10	9.03	14.81	72	5/25/12	8.94	10.49
19	12/25/07	7.57	19.39	46	3/25/10	9.99	15.86	73	6/25/12	8.64	10.13
20	1/25/08	7.32	18.93	47	4/25/10	9.01	14.67	74	7/25/12	8.91	10.44
21	2/25/08	7.33	18.73	48	5/25/10	9.31	14.42	75	8/25/12	8.62	10.08
22	3/25/08	7.85	19.04	49	6/25/10	8.91	10.36	76	9/25/12	8.60	10.06
23	4/25/08	7.37	18.05	50	7/25/10	9.19	10.68	77	10/25/12	8.88	10.38
24	5/25/08	8.59	18.81	51	8/25/10	8.89	10.37	78	11/25/12	8.58	10.02
25	6/25/08	8.32	18.11	52	9/25/10	8.88	10.35
26	7/25/08	8.60	17.89	53	10/25/10	9.16	10.68
27	8/25/08	8.57	17.43	54	11/25/10	8.85	10.47

(1)

Calculation includes Subordinate Net WAC Cap (as defined earlier in this free writing prospectus) plus an allocable portion of assumed swap receipts.

(2)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 5.08% and 5.27% respectively.

(3)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup call and 1 month LIBOR and 6 month LIBOR remain constant at 5.08% and 5.27% respectively, for the first Distribution Date and all increase to 20.00% after the first Distribution Date.

Swap Schedule

Swap Rate: 5.307%

Period	Notional ($)	Period	Notional ($)
1	0	25	356,409,370
2	0	26	320,970,694
3	0	27	290,188,656
4	962,246,838	28	272,114,621
5	943,586,817	29	255,802,545
6	922,273,930	30	240,751,553
7	898,385,790	31	229,035,912
8	872,022,640	32	217,931,936
9	843,308,036	33	207,405,909
10	812,407,336	34	197,156,295
11	780,134,917	35	186,163,155
12	746,719,152	36	134,624,014
13	714,128,682	37	127,498,149
14	682,553,317	38	122,014,405
15	651,937,949	39	106,455,558
16	622,727,691	40	102,096,586
17	594,852,042	41	97,933,297
18	568,253,703	42	93,953,347
19	542,872,829	43	90,148,035
20	518,657,350	44	86,508,963
21	495,410,683	45	83,019,342
22	472,549,523	46	79,620,313
23	429,409,001	47	76,137,786
24	390,643,197	48	61,016,798

Excess Spread (1,2)

Period	FWD 1M LIBOR (%)(3)	FWD 6M LIBOR (%)(3)	STATIC LIBOR (%)	FORWARD LIBOR (%)	Period	FWD 1 Month LIBOR (%)(3)	FWD 6 Month LIBOR (%)(3)	STATIC LIBOR (%)	FORWARD LIBOR (%)
1	5.20	5.35	5.70	5.58	40	5.41	5.51	3.91	3.79
2	5.20	5.35	1.39	1.28	41	5.43	5.52	4.21	4.08
3	5.27	5.37	2.65	2.47	42	5.44	5.54	3.94	3.86
4	5.29	5.38	2.49	2.49	43	5.46	5.55	4.24	4.15
5	5.31	5.37	2.81	2.81	44	5.47	5.56	3.92	3.83
6	5.35	5.36	2.61	2.61	45	5.48	5.56	3.93	3.84
7	5.30	5.35	2.94	2.94	46	5.49	5.57	4.89	4.81
8	5.32	5.35	2.74	2.74	47	5.50	5.57	3.91	3.80
9	5.32	5.34	2.80	2.80	48	5.50	5.58	4.22	4.11
10	5.26	5.35	3.72	3.71	49	5.51	5.58	3.81	3.59
11	5.27	5.37	2.79	2.78	50	5.51	5.59	4.10	3.88
12	5.26	5.39	3.05	3.04	51	5.52	5.59	3.80	3.57
13	5.28	5.42	2.79	2.77	52	5.52	5.60	3.79	3.55
14	5.31	5.45	3.07	3.05	53	5.52	5.60	4.07	3.84
15	5.34	5.48	2.80	2.77	54	5.53	5.61	3.76	3.53
16	5.37	5.50	2.80	2.77	55	5.53	5.61	4.05	3.82
17	5.41	5.53	3.07	3.03	56	5.54	5.62	3.74	3.50
18	5.44	5.54	2.81	2.76	57	5.54	5.63	3.73	3.48
19	5.46	5.55	3.08	3.02	58	5.55	5.63	4.66	4.43
20	5.48	5.55	2.82	2.75	59	5.56	5.64	3.70	3.45
21	5.50	5.55	2.84	2.77	60	5.56	5.65	3.99	3.75
22	5.50	5.53	3.84	3.76	61	5.57	5.66	3.68	3.43
23	5.50	5.52	3.30	3.21	62	5.58	5.66	3.96	3.71
24	5.49	5.49	3.99	3.90	63	5.59	5.67	3.66	3.39
25	5.47	5.47	3.82	3.73	64	5.59	5.68	3.65	3.37
26	5.44	5.45	4.11	4.01	65	5.60	5.69	3.93	3.65
27	5.42	5.43	3.84	3.74	66	5.61	5.69	3.62	3.35
28	5.40	5.42	3.83	3.74	67	5.62	5.70	3.90	3.63
29	5.38	5.41	4.13	4.05	68	5.62	5.71	3.60	3.31
30	5.36	5.40	3.85	3.79	69	5.63	5.72	3.59	3.29
31	5.35	5.40	3.90	3.85	70	5.64	5.72	4.17	3.89
32	5.34	5.40	3.61	3.56	71	5.65	5.73	3.56	3.25
33	5.33	5.41	3.62	3.58	72	5.65	5.74	3.84	3.55
34	5.33	5.42	4.57	4.53	73	5.66	5.75	3.54	3.23
35	5.33	5.43	3.63	3.57	74	5.67	5.75	3.81	3.50
36	5.34	5.45	4.25	4.18	75	5.68	5.76	3.51	3.19
37	5.36	5.46	3.95	3.87	76	5.68	5.76	3.50	3.17
38	5.38	5.48	4.10	4.00	77	5.69	5.77	3.78	3.45
39	5.40	5.50	3.91	3.79	78	5.69	5.77	3.48	3.15

(1)

Assumes the Pricing Prepayment Speed.

(2)

Calculated as (a) interest collections on the collateral (net of the trust administrations, master servicing, servicing and Mortgage Insurance fees) plus Pledged Prepayment Penalty Cashflow, plus or minus net swap proceeds, less total interest on the Offered Securities divided by (b) collateral balance as of the beginning period and multiplied by 360 and divided by the actual number of days in the related Accrual Period.

(3)

Approximate (rounded to two decimals).

Breakeven Losses

Class	M1	M2	M3	M4	M5	M6
Rating (M/S/F)	Aa1/[AA+]/AA+	Aa2/[AA+]/AA+	Aa3/[AA]/AA	A1/[AA-]/AA-	A2/[A+]/A+	A3/[A]/A

Loss Severity	30%	30%	30%	30%	30%	30%
CDR	49.52	37.66	31.46	26.87	22.77	19.52
Collateral Loss	21.46%	18.62%	16.79%	15.25%	13.70%	12.33%

Loss Severity	40%	40%	40%	40%	40%	40%
CDR	31.63	25.10	21.45	18.65	16.06	13.94
Collateral Loss	22.46%	19.47%	17.55%	15.93%	14.30%	12.86%

Loss Severity	50%	50%	50%	50%	50%	50%
CDR	23.16	18.77	16.24	14.26	12.39	10.83
Collateral Loss	23.09%	20.00%	18.02%	16.36%	14.68%	13.20%

Class	B1	B2	B3	B4
Rating (M/S/F)	Baa1/[A-]/A-	Baa2/[BBB+]/BBB+	Baa3/[BBB]/BBB	Ba1/[BBB-]/BBB-

Loss Severity	30%	30%	30%	30%
CDR	16.48	14.11	12.71	11.52
Collateral Loss	10.93%	9.74%	8.99%	8.32%

Loss Severity	40%	40%	40%	40%
CDR	11.91	10.29	9.34	8.53
Collateral Loss	11.39%	10.13%	9.36%	8.68%

Loss Severity	50%	50%	50%	50%
CDR	9.31	8.09	7.38	6.78
Collateral Loss	11.67%	10.38%	9.60%	8.92%

Assumptions

Forward LIBOR

Pricing Speed

P&I Advances

12 Month Recovery Lag

Triggers fail

Defaults are in addition to prepayments

Run to Maturity

Break is first dollar of principal loss

Mortgage Loans Collateral Summary

Aggregate Mortgage Loans

As of the Cut-off Date

Total Outstanding Balance	$814,058,046.59
Number of Loans	4,367

	Average	Minimum	Maximum
Original Loan Amount	$186,515.62	$45,432.00	$1,325,000.00
Outstanding Principal Balance	$186,411.28	$45,432.00	$1,325,000.00

	Weighted Average	Minimum	Maximum
Mortgage Rate	8.357%	5.650%	12.700%
Gross Margin	6.237%	2.820%	10.500%
Initial Periodic Rate Cap	2.989%	1.000%	5.000%
Periodic Rate Cap	1.003%	1.000%	1.500%
Life Floor	6.563%	2.000%	12.700%
Life Cap	14.425%	10.920%	18.700%
Months to Roll	27	5	60
Original LTV	78.47%	14.68%	100.00%
Credit Score	606	455	801
Original Term	358	120	360
Remaining Term	357	119	360
Seasoning	1	0	79

Top Property State Concentrations	MD (15.27%), CA (13.06%), FL (10.93%)
Maximum Zip Code Concentration	20735 (0.69%), 20772 (0.41%), 21207 (0.40%)

		Earliest	Latest
First Payment Date		November 1, 1999	July 1, 2006
Maturity Date		April 1, 2016	June 1, 2036
First Lien	100.00%
Second Lien	0.00%

*All weighted average credit scores are non-zero weighted averages

Current Scheduled Principal Balance of the Mortgage Loans

Remaining Scheduled Principal Balances of the Mortgage Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
$0.01 to $50,000.00	47	$2,334,692.17	0.29%	9.356%	596	$49,674.30	62.49%
$50,000.01 to $100,000.00	997	77,029,247.63	9.46	9.087	599	77,261.03	77.16
$100,000.01 to $150,000.00	1,054	131,882,142.43	16.20	8.632	599	125,125.37	77.64
$150,000.01 to $200,000.00	812	141,385,158.86	17.37	8.422	601	174,119.65	77.93
$200,000.01 to $250,000.00	485	109,450,102.76	13.44	8.318	601	225,670.31	78.74
$250,000.01 to $300,000.00	340	93,431,145.62	11.48	8.178	605	274,797.49	78.74
$300,000.01 to $350,000.00	231	75,171,885.62	9.23	8.020	613	325,419.42	79.84
$350,000.01 to $400,000.00	146	54,770,918.87	6.73	8.011	614	375,143.28	80.48
$400,000.01 to $450,000.00	101	42,709,896.46	5.25	8.083	611	422,870.26	81.26
$450,000.01 to $500,000.00	69	32,999,327.08	4.05	8.037	621	478,251.12	77.79
$500,000.01 to $550,000.00	31	16,355,840.97	2.01	8.156	610	527,607.77	80.20
$550,000.01 to $600,000.00	29	16,676,504.59	2.05	7.962	625	575,051.88	79.46
$600,000.01 to $650,000.00	3	1,877,168.33	0.23	8.909	568	625,722.78	75.55
$650,000.01 to $700,000.00	6	4,043,650.00	0.50	7.867	639	673,941.67	85.95
$700,000.01 to $750,000.00	5	3,645,307.11	0.45	8.212	619	729,061.42	81.49
$750,000.01 to $800,000.00	3	2,302,501.87	0.28	8.011	629	767,500.62	68.67
$800,000.01 to $850,000.00	1	849,268.61	0.10	8.650	686	849,268.61	94.34
$900,000.01 to $950,000.00	2	1,851,407.61	0.23	8.089	679	925,703.81	74.90
$950,000.01 to $1,000,000.00	4	3,966,880.00	0.49	7.752	665	991,720.00	58.91
$1,300,000.01 to $1,350,000.00	1	1,325,000.00	0.16	7.200	602	1,325,000.00	57.61
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Original Scheduled Principal Balance of the Mortgage Loans

Original Scheduled Principal Balances of the Mortgage Loans	Number of Mortgage Loans	Total Original Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
$0.01 to $50,000.00	43	$2,138,082.00	0.26%	9.314%	596	$49,662.04	61.26%
$50,000.01 to $100,000.00	1,001	77,294,799.00	9.49	9.088	599	77,151.32	77.16
$100,000.01 to $150,000.00	1,054	131,956,619.45	16.20	8.632	599	125,125.37	77.64
$150,000.01 to $200,000.00	812	141,480,607.00	17.37	8.422	601	174,119.65	77.93
$200,000.01 to $250,000.00	485	109,497,103.00	13.44	8.318	601	225,670.31	78.74
$250,000.01 to $300,000.00	340	93,482,587.00	11.48	8.178	605	274,797.49	78.74
$300,000.01 to $350,000.00	229	74,498,488.91	9.15	8.018	613	325,221.64	79.95
$350,000.01 to $400,000.00	148	55,500,310.00	6.81	8.014	613	374,777.36	80.33
$400,000.01 to $450,000.00	101	42,736,466.80	5.25	8.083	611	422,870.26	81.26
$450,000.01 to $500,000.00	69	33,014,660.00	4.05	8.037	621	478,251.12	77.79
$500,000.01 to $550,000.00	31	16,364,280.00	2.01	8.156	610	527,607.77	80.20
$550,000.01 to $600,000.00	29	16,682,426.99	2.05	7.962	625	575,051.88	79.46
$600,000.01 to $650,000.00	3	1,877,500.00	0.23	8.909	568	625,722.78	75.55
$650,000.01 to $700,000.00	6	4,043,650.00	0.50	7.867	639	673,941.67	85.95
$700,000.01 to $750,000.00	5	3,646,260.00	0.45	8.212	619	729,061.42	81.49
$750,000.01 to $800,000.00	3	2,305,000.00	0.28	8.011	629	767,500.62	68.67
$800,000.01 to $850,000.00	1	850,000.00	0.10	8.650	686	849,268.61	94.34
$900,000.01 to $950,000.00	2	1,853,000.00	0.23	8.089	679	925,703.81	74.90
$950,000.01 to $1,000,000.00	4	3,966,880.00	0.49	7.752	665	991,720.00	58.91
Greater than $1,000,000.01	1	1,325,000.00	0.16	7.200	602	1,325,000.00	57.61
Total:	4,367	$814,513,720.15	100.00%	8.357%	606	$186,411.28	78.47%

Seasoning of the Mortgage Loans

Seasoning of the Mortgage Loans (in months)	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0	1,546	$294,588,092.31	36.19%	8.286%	607	$190,548.57	77.61%
1	1,438	268,776,073.33	33.02	8.352	607	186,909.65	78.81
2	1,067	197,378,894.97	24.25	8.420	604	184,984.91	79.07
3	266	45,815,940.23	5.63	8.591	603	172,240.38	79.45
4	24	3,357,662.48	0.41	8.545	600	139,902.60	77.08
5	11	1,750,963.99	0.22	8.179	583	159,178.54	75.84
6	1	179,689.92	0.02	8.050	632	179,689.92	80.00
7	11	1,520,870.88	0.19	8.242	563	138,260.99	81.63
8 or greater	3	689,858.48	0.08	6.983	609	229,952.83	84.25
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Original Term of the Mortgage Loans

Original Term	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
109 - 120	1	$59,627.81	0.01%	7.750%	766	$59,627.81	68.09%
133 - 144	1	130,399.08	0.02	6.550	687	130,399.08	59.90
169 - 180	59	5,465,570.01	0.67	8.416	605	92,636.78	68.92
229 - 240	44	5,667,357.05	0.70	8.523	614	128,803.57	67.22
289 - 300	34	4,900,208.15	0.60	8.167	616	144,123.77	71.95
349 - 360	4,228	797,834,884.49	98.01	8.357	606	188,702.67	78.66
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Current Mortgage Interest Rates of the Mortgage Loans

Current Mortgage Rates of the Mortgage Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
5.001% to 6.000%	7	$2,156,179.00	0.26%	5.876%	664	$308,025.57	73.50%
6.001% to 7.000%	281	72,226,901.69	8.87	6.777	637	257,035.24	72.60
7.001% to 8.000%	1,288	280,630,281.40	34.47	7.613	617	217,880.65	75.69
8.001% to 9.000%	1,469	268,809,327.46	33.02	8.551	602	182,987.97	80.16
9.001% to 10.000%	912	139,224,161.07	17.10	9.501	584	152,658.07	81.86
10.001% to 11.000%	345	42,938,590.97	5.27	10.486	576	124,459.68	83.91
11.001% to 12.000%	62	7,734,973.61	0.95	11.480	566	124,757.64	85.34
12.001% to 13.000%	3	337,631.39	0.04	12.365	543	112,543.80	84.94
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Original Loan-to-Value Ratio of the Mortgage Loans

Original Loan-to-Value Ratio	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
10.01% to 15.00%	1	$351,459.99	0.04%	7.350%	671	$351,459.99	14.68%
15.01% to 20.00%	3	239,938.75	0.03	8.954	579	79,979.58	18.23
20.01% to 25.00%	11	1,219,404.67	0.15	8.146	618	110,854.97	22.92
25.01% to 30.00%	13	1,318,130.23	0.16	8.151	609	101,394.63	26.93
30.01% to 35.00%	25	2,869,539.37	0.35	8.193	590	114,781.57	32.59
35.01% to 40.00%	35	5,145,989.97	0.63	8.165	631	147,028.28	37.89
40.01% to 45.00%	45	5,644,976.90	0.69	8.199	591	125,443.93	42.74
45.01% to 50.00%	84	13,301,978.76	1.63	8.191	580	158,356.89	47.82
50.01% to 55.00%	79	13,256,932.62	1.63	8.088	589	167,809.27	52.79
55.01% to 60.00%	142	26,374,196.10	3.24	7.980	587	185,733.78	57.86
60.01% to 65.00%	253	43,892,763.55	5.39	8.091	586	173,489.18	63.45
65.01% to 70.00%	303	60,125,031.15	7.39	8.038	597	198,432.45	68.68
70.01% to 75.00%	432	86,642,373.21	10.64	8.162	590	200,561.05	73.78
75.01% to 80.00%	1,364	257,046,119.70	31.58	8.207	616	188,450.23	79.53
80.01% to 85.00%	477	87,121,714.72	10.70	8.466	594	182,645.10	84.44
85.01% to 90.00%	651	129,050,917.15	15.85	8.559	613	198,234.90	89.49
90.01% to 95.00%	269	52,600,143.90	6.46	8.768	617	195,539.57	94.57
95.01% to 100.00%	180	27,856,435.85	3.42	10.087	626	154,757.98	99.97
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Remaining Scheduled Terms to Maturity of the Mortgage Loans

Remaining Months to Maturity of the Mortgage Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
109 to 120	1	$59,627.81	0.01%	7.750%	766	$59,627.81	68.09%
133 to 144	1	130,399.08	0.02	6.550	687	130,399.08	59.90
169 to 180	59	5,465,570.01	0.67	8.416	605	92,636.78	68.92
229 to 240	44	5,667,357.05	0.70	8.523	614	128,803.57	67.22
277 to 288	1	49,770.56	0.01	10.375	491	49,770.56	80.00
289 to 300	34	4,900,208.15	0.60	8.167	616	144,123.77	71.95
337 to 348	1	79,087.92	0.01	8.275	516	79,087.92	81.63
349 to 360	4,226	797,706,026.01	97.99	8.357	606	188,761.48	78.66
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Gross Margin of the Mortgage Loans

Gross Margins (ARMs Only)	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2.501% to 3.000%	2	$223,479.63	0.04%	6.942%	605	$111,739.82	66.50%
3.001% to 3.500%	4	805,597.67	0.13	8.248	672	201,399.42	88.19
3.501% to 4.000%	7	1,667,197.07	0.27	7.082	653	238,171.01	70.52
4.001% to 4.500%	38	9,515,510.11	1.55	7.053	655	250,408.16	73.51
4.501% to 5.000%	168	42,152,067.91	6.86	7.309	636	250,905.17	73.91
5.001% to 5.500%	410	92,977,662.36	15.12	7.729	624	226,774.79	77.32
5.501% to 6.000%	562	120,582,693.49	19.61	7.998	611	214,559.95	78.07
6.001% to 6.500%	597	124,346,965.39	20.23	8.363	600	208,286.37	80.39
6.501% to 7.000%	531	100,309,301.56	16.32	8.853	588	188,906.41	81.18
7.001% to 7.500%	416	68,990,829.47	11.22	9.284	577	165,843.34	81.41
7.501% to 8.000%	217	34,946,145.84	5.68	9.675	583	161,042.15	82.79
8.001% to 8.500%	65	8,834,326.27	1.44	9.928	607	135,912.71	88.71
8.501% to 9.000%	38	6,329,473.52	1.03	10.493	630	166,565.09	87.01
9.001% to 9.500%	13	2,212,867.44	0.36	10.817	603	170,220.57	93.88
9.501% to 10.000%	6	576,365.45	0.09	11.211	589	96,060.91	89.04
10.001% to 10.500%	2	314,000.00	0.05	11.163	584	157,000.00	100.00
Total:	3,076	$614,784,483.18	100.00%	8.414%	604	$199,864.92	79.53%

Maximum Lifetime Mortgage Interest Rates of the Mortgage Loans

Maximum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
10.501% - 11.000%	1	$193,175.19	0.03%	8.920%	560	$193,175.19	90.00%
11.501% - 12.000%	7	2,156,179.00	0.35	5.876	664	308,025.57	73.50
12.001% - 12.500%	29	7,888,599.44	1.28	6.374	649	272,020.67	73.02
12.501% - 13.000%	144	37,863,747.63	6.16	6.839	635	262,942.69	73.92
13.001% - 13.500%	323	75,950,693.27	12.35	7.314	620	235,141.47	76.69
13.501% - 14.000%	542	126,024,950.26	20.50	7.804	612	232,518.36	77.56
14.001% - 14.500%	454	97,321,132.42	15.83	8.289	610	214,363.73	80.63
14.501% - 15.000%	579	111,415,768.45	18.12	8.777	595	192,427.92	80.63
15.001% - 15.500%	364	64,224,652.69	10.45	9.281	585	176,441.35	81.79
15.501% - 16.000%	310	47,663,543.74	7.75	9.732	584	153,753.37	82.74
16.001% - 16.500%	146	20,550,029.94	3.34	10.174	570	140,753.63	81.20
16.501% - 17.000%	129	17,023,124.57	2.77	10.707	588	131,962.21	87.37
17.001% - 17.500%	28	3,562,185.66	0.58	11.288	598	127,220.92	90.28
17.501% - 18.000%	18	2,748,951.05	0.45	11.560	538	152,719.50	80.69
18.001% - 18.500%	1	93,775.31	0.02	12.375	585	93,775.31	100.00
18.501% - 19.000%	1	103,974.56	0.02	12.700	594	103,974.56	100.00
Total:	3,076	$614,784,483.18	100.00%	8.414%	604	$199,864.92	79.53%

Minimum Lifetime Mortgage Interest Rates of the Mortgage Loans

Minimum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
1.501% to 2.000%	1	$235,924.15	0.04%	7.600%	629	$235,924.15	80.00%
3.001% to 3.500%	2	382,293.76	0.06	8.570	668	191,146.88	87.11
3.501% to 4.000%	4	833,673.36	0.14	7.696	604	208,418.34	73.38
4.001% to 4.500%	23	6,351,271.01	1.03	6.998	662	276,142.22	75.02
4.501% to 5.000%	121	31,362,145.12	5.10	7.247	639	259,191.28	73.17
5.001% to 5.500%	320	76,310,707.29	12.41	7.660	623	238,470.96	77.16
5.501% to 6.000%	480	107,937,341.50	17.56	7.929	612	224,869.46	77.84
6.001% to 6.500%	535	113,770,829.43	18.51	8.211	603	212,655.76	79.94
6.501% to 7.000%	483	97,410,231.52	15.84	8.598	593	201,677.50	80.58
7.001% to 7.500%	391	66,925,613.23	10.89	9.105	580	171,165.25	81.07
7.501% to 8.000%	273	47,711,298.31	7.76	9.156	590	174,766.66	82.07
8.001% to 8.500%	134	20,923,064.67	3.40	9.236	605	156,142.27	83.49
8.501% to 9.000%	113	18,806,573.44	3.06	9.478	614	166,429.85	82.39
9.001% to 9.500%	67	10,213,935.95	1.66	9.797	588	152,446.81	82.63
9.501% to 10.000%	69	9,109,591.50	1.48	9.981	590	132,023.07	84.68
10.001% to 10.500%	35	4,033,737.57	0.66	10.379	560	115,249.64	79.39
10.501% to 11.000%	20	1,955,684.80	0.32	10.750	612	97,784.24	81.87
11.001% to 11.500%	2	137,774.89	0.02	11.350	747	68,887.45	80.00
11.501% to 12.000%	2	268,817.12	0.04	11.778	544	134,408.56	84.27
12.501% to 13.000%	1	103,974.56	0.02	12.700	594	103,974.56	100.00
Total:	3,076	$614,784,483.18	100.00%	8.414%	604	$199,864.92	79.53%

Next Interest Rate Adjustment Date of the Mortgage Loans

Next Interest Rate Adjustment Date of the Mortgage Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
October 2006	1	$49,770.56	0.01%	10.375%	491	$49,770.56	80.00%
October 2007	4	729,790.16	0.12	8.152	570	182,447.54	84.10
November 2007	3	513,016.12	0.08	8.360	624	171,005.37	79.49
December 2007	7	1,082,965.71	0.18	7.597	576	154,709.39	79.21
January 2008	16	2,402,521.46	0.39	8.484	607	150,157.59	78.67
February 2008	159	28,240,904.04	4.59	8.601	599	177,615.75	79.15
March 2008	473	91,607,241.96	14.90	8.586	600	193,672.82	79.82
April 2008	672	131,805,747.83	21.44	8.516	603	196,139.51	79.37
May 2008	514	101,524,134.50	16.51	8.599	601	197,517.77	79.61
June 2008	134	27,116,617.00	4.41	8.369	605	202,362.81	80.85
October 2008	1	122,737.42	0.02	8.700	544	122,737.42	85.00
December 2008	1	189,470.14	0.03	10.650	506	189,470.14	65.00
January 2009	5	628,688.96	0.10	9.325	549	125,737.79	70.89
February 2009	74	13,582,639.71	2.21	8.609	607	183,549.19	83.23
March 2009	256	55,458,714.18	9.02	8.234	609	216,635.60	80.84
April 2009	347	70,168,044.32	11.41	8.182	608	202,213.38	80.04
May 2009	304	63,506,571.78	10.33	8.072	611	208,903.20	77.05
June 2009	100	24,619,984.80	4.00	8.187	601	246,199.85	78.13
August 2010	1	561,000.00	0.09	6.500	633	561,000.00	85.00
February 2011	1	130,940.77	0.02	8.125	691	130,940.77	80.00
March 2011	1	161,381.76	0.03	10.900	526	161,381.76	85.00
April 2011	1	438,400.00	0.07	7.400	751	438,400.00	80.00
May 2011	1	143,200.00	0.02	7.950	649	143,200.00	80.00
Total:	3,076	$614,784,483.18	100.00%	8.414%	604	$199,864.92	79.53%

Occupancy Type of the Mortgaged Premises of the Mortgage Loans

Occupancy Status of the Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Primary Home	4,040	$766,320,844.73	94.14%	8.306%	603	$189,683.38	78.59%
Investment	302	41,309,169.96	5.07	9.171	646	136,785.33	77.38
Second Home	25	6,428,031.90	0.79	9.249	655	257,121.28	71.91
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Origination Program of the Mortgage Loans

Origination Program	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Full Documentation	2,999	$514,230,245.59	63.17%	8.257%	600	$171,467.24	79.20%
Stated Documentation	1,076	228,202,656.59	28.03	8.594	619	212,084.25	76.73
12 Months Bank Statements	212	48,215,628.22	5.92	8.520	599	227,432.21	81.11
Limited Documentation	80	23,409,516.19	2.88	7.912	620	292,618.95	73.97
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Mortgage Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Refinance - Cash Out	3,371	$647,417,287.82	79.53%	8.277%	601	$192,054.97	77.28%
Purchase	774	131,584,361.75	16.16	8.758	626	170,005.64	84.10
Refinance - Rate/Term	222	35,056,397.02	4.31	8.327	617	157,911.70	79.43
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Index Type of the Mortgage Loans

INDEX TYPE	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
6 Month LIBOR	3,076	$614,784,483.18	75.52%	8.414%	604	$199,864.92	79.53%
Fixed Rate	1,291	199,273,563.41	24.48	8.181	611	154,355.97	75.20
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Property Type of the Mortgage Loans

Property Types of the Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Single Family Detached	3,390	$597,602,420.72	73.41%	8.392%	603	$176,283.90	78.18%
Planned Unit Development	469	121,760,509.43	14.96	8.153	610	259,617.29	80.47
Two to Four Family	159	33,028,171.84	4.06	8.556	633	207,724.35	77.19
Condominium Low-Rise	160	26,511,157.95	3.26	8.345	612	165,694.74	78.00
Single Family Attached	87	16,288,958.60	2.00	8.173	605	187,229.41	78.01
Townhouse	74	14,113,259.66	1.73	8.185	604	190,719.73	77.90
Condominium High-Rise	11	2,786,152.36	0.34	9.291	593	253,286.58	82.12
De Minimus PUD	6	1,186,707.97	0.15	8.598	595	197,784.66	80.77
Manufactured Housing	11	780,708.06	0.10	8.395	635	70,973.46	62.88
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Loan Types of the Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2/28 ARM	1,094	$177,837,150.88	21.85%	8.794%	598	$162,556.81	79.09%
30 Yr Fixed	985	150,657,890.08	18.51	8.174	612	152,952.17	75.66
2/28 ARM 40/30 Balloon	480	106,376,614.01	13.07	8.541	592	221,617.95	79.64
2/28 ARM - 5 Yr IO	404	99,732,020.73	12.25	8.122	619	246,861.44	80.56
3/27 ARM - 5 Yr IO	315	81,637,863.80	10.03	7.816	622	259,167.82	80.56
3/27 ARM	466	76,329,709.10	9.38	8.547	603	163,797.66	78.61
3/27 ARM 40/30 Balloon	308	70,388,366.33	8.65	8.254	597	228,533.66	78.76
30 Yr Fixed 40/30 Balloon	148	28,506,243.10	3.50	8.133	600	192,609.75	76.21
20 Yr Fixed	44	5,667,357.05	0.70	8.523	614	128,803.57	67.22
15 Yr Fixed	59	5,465,570.01	0.67	8.416	605	92,636.78	68.92
25 Yr Fixed	34	4,900,208.15	0.60	8.167	616	144,123.77	71.95
30 Yr Fixed - 5 Yr IO	19	3,886,268.13	0.48	8.062	633	204,540.43	74.92
2/28 ARM - 2 Yr IO	4	1,047,835.80	0.13	7.661	630	261,958.95	82.59
5/25 ARM - 5 Yr IO	2	999,400.00	0.12	6.895	685	499,700.00	82.81
5/25 ARM	3	435,522.53	0.05	9.096	616	145,174.18	81.85
12 Yr Fixed	1	130,399.08	0.02	6.550	687	130,399.08	59.90
10 Yr Fixed	1	59,627.81	0.01	7.750	766	59,627.81	68.09
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Geographic Distribution of Mortgaged Premises of the Mortgage Loans

Geographic Distribution of the Mortgages Properties	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Alabama	15	$2,283,923.97	0.28%	9.176%	584	$152,261.60	83.05%
Alaska	15	2,481,933.70	0.30	8.310	619	165,462.25	72.46
Arizona	198	34,888,761.73	4.29	8.339	598	176,205.87	76.58
Arkansas	18	2,139,830.60	0.26	8.695	604	118,879.48	83.70
California	372	106,279,520.66	13.06	7.940	607	285,697.64	75.11
Colorado	21	5,270,777.26	0.65	8.801	597	250,989.39	85.83
Connecticut	52	9,427,228.13	1.16	8.316	599	181,292.85	79.12
Delaware	19	3,246,611.48	0.40	8.545	591	170,874.29	77.46
Florida	465	88,995,090.99	10.93	8.311	608	191,387.29	77.40
Georgia	268	41,530,636.81	5.10	8.651	616	154,965.06	82.58
Hawaii	7	2,285,446.59	0.28	8.595	610	326,492.37	62.12
Idaho	8	1,136,066.55	0.14	8.090	623	142,008.32	84.52
Illinois	96	15,782,223.89	1.94	8.788	613	164,398.17	81.14
Indiana	99	10,807,608.06	1.33	9.250	613	109,167.76	84.41
Iowa	25	2,734,357.97	0.34	8.967	586	109,374.32	84.09
Kansas	11	987,968.86	0.12	9.518	585	89,815.35	79.27
Kentucky	50	5,252,142.49	0.65	9.139	591	105,042.85	79.48
Louisiana	7	798,713.77	0.10	9.448	595	114,101.97	90.45
Maine	5	671,013.59	0.08	8.380	606	134,202.72	66.97
Maryland	506	124,289,343.41	15.27	7.930	602	245,631.11	78.06
Massachusetts	35	7,433,738.89	0.91	8.408	587	212,392.54	74.45
Michigan	260	29,644,702.46	3.64	9.200	609	114,018.09	80.39
Minnesota	46	7,908,059.96	0.97	8.479	616	171,914.35	78.23
Mississippi	21	2,012,011.80	0.25	9.426	600	95,810.09	82.36
Missouri	50	5,714,045.29	0.70	8.807	602	114,280.91	83.80
Montana	12	2,100,232.88	0.26	8.891	650	175,019.41	62.63
Nebraska	5	399,551.57	0.05	8.827	613	79,910.31	83.75
Nevada	46	10,541,379.24	1.29	8.370	605	229,160.42	79.58
New Hampshire	2	308,673.13	0.04	7.756	594	154,336.57	85.62
New Jersey	24	4,994,554.08	0.61	9.199	570	208,106.42	72.34
New Mexico	9	1,512,119.78	0.19	8.946	580	168,013.31	79.95
New York	255	74,510,285.93	9.15	7.981	619	292,197.20	76.26
North Carolina	75	9,823,962.00	1.21	8.885	601	130,986.16	81.97
North Dakota	5	428,841.80	0.05	8.635	622	85,768.36	85.41
Ohio	216	25,007,103.94	3.07	8.861	599	115,773.63	85.03
Oklahoma	21	2,124,058.27	0.26	9.029	598	101,145.63	83.39
Oregon	39	6,766,555.91	0.83	8.546	602	173,501.43	75.98
Pennsylvania	92	13,181,977.53	1.62	8.536	598	143,282.36	81.17
Rhode Island	27	5,380,666.14	0.66	8.036	592	199,283.93	75.84
South Carolina	81	10,121,648.34	1.24	8.763	602	124,958.62	82.98
South Dakota	1	50,691.00	0.01	9.150	679	50,691.00	81.76
Tennessee	73	8,832,158.99	1.08	8.940	601	120,988.48	83.39
Texas	109	12,770,425.15	1.57	9.159	604	117,159.86	81.13
Utah	13	1,991,617.19	0.24	8.089	624	153,201.32	83.01
Vermont	6	644,711.87	0.08	9.338	587	107,451.98	67.22
Washington	72	15,052,832.56	1.85	8.633	599	209,067.12	79.27
Virginia	315	63,142,568.46	7.76	8.175	604	200,452.60	77.85
West Virginia	19	2,495,728.27	0.31	9.576	584	131,354.12	78.56
Wisconsin	151	21,158,178.07	2.60	9.098	608	140,120.38	83.64
Wyoming	5	590,360.00	0.07	8.292	600	118,072.00	81.16
Washington DC	25	6,125,405.58	0.75	8.185	601	245,016.22	74.05
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Credit Score of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Not Available	5	$640,804.95	0.08%	9.783%	0	$128,160.99	54.78%
451 - 475	3	703,743.42	0.09	11.443	460	234,581.14	62.01
476 - 500	15	2,234,607.58	0.27	10.632	493	148,973.84	66.66
501 - 525	216	33,636,172.71	4.13	9.651	512	155,723.02	71.52
526 - 550	390	64,960,285.65	7.98	9.043	538	166,564.84	74.14
551 - 575	681	117,215,548.98	14.40	8.653	563	172,122.69	76.72
576 - 600	898	171,465,094.48	21.06	8.348	587	190,941.09	78.76
601 - 625	822	152,730,302.49	18.76	8.152	612	185,803.29	79.97
626 - 650	657	130,056,757.43	15.98	8.046	638	197,955.49	81.17
651 - 675	346	71,208,088.88	8.75	7.762	662	205,803.73	79.39
676 - 700	186	38,618,151.19	4.74	8.113	686	207,624.47	80.47
701 - 725	68	16,353,543.50	2.01	8.177	712	240,493.29	77.94
726 - 750	47	7,966,366.25	0.98	8.100	736	169,497.15	77.76
751 - 775	25	4,108,238.78	0.50	8.373	759	164,329.55	80.22
776 - 800	7	2,026,040.85	0.25	7.814	787	289,434.41	82.84
801 - 825	1	134,299.45	0.02	10.800	801	134,299.45	80.00
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Credit Grade of the Mortgage Loans

Credit Grade	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
A	497	$95,366,934.53	11.72%	8.449%	597	$191,885.18	78.24%
A-	449	81,233,838.88	9.98	8.548	581	180,921.69	75.68
A+	2,899	546,003,941.42	67.07	8.249	617	188,342.17	80.10
B	217	38,342,056.85	4.71	8.779	566	176,691.51	71.00
B+	82	14,090,670.68	1.73	8.808	562	171,837.45	77.85
C	170	28,427,802.37	3.49	8.940	556	167,222.37	67.54
Score Direct	53	10,592,801.86	1.30	7.968	605	199,864.19	75.12
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Amortization Type of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Balloon	936	$205,271,223.44	25.22%	8.386%	595	$219,306.86	78.86%
Interest Only	744	187,303,388.46	23.01	7.978	621	251,751.87	80.46
Fully Amortizing	2,687	421,483,434.69	51.78	8.512	604	156,860.23	77.40
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Prepayment Penalty Type of the Mortgage Loans

Original Prepayment Penalty Term (in Months)	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
No Prepayment Penalty	1,559	$310,891,935.68	38.19%	8.396%	605	$199,417.53	78.90%
12 Months	128	31,695,145.52	3.89	7.992	612	247,618.32	75.65
24 Months	1,282	242,379,197.69	29.77	8.479	602	189,063.34	79.38
30 Months	11	2,432,775.73	0.30	8.571	602	221,161.43	81.39
36 Months	1,383	226,341,041.02	27.80	8.223	610	163,659.47	77.27
60 Months	4	317,950.95	0.04	8.479	559	79,487.74	85.57
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Current	4,336	$807,915,079.21	99.25%	8.351%	606	$186,327.28	78.42%
Delinquent 30 Days	31	6,142,967.38	0.75	9.139	591	198,160.24	84.64
Total:	4,367	$814,058,046.59	100.00%	8.357%	606	$186,411.28	78.47%

Delinquency Status as of May 17, 2006

Group I Loans Collateral Summary

Group I Mortgage Loans

As of the Cut-off Date

Total Outstanding Balance	$203,515,235.66
Number of Loans	1,147

	Average	Minimum	Maximum
Original Loan Amount	177,513.70	50,000.00	467,500.00
Outstanding Principal Balance	177,432.64	49,935.19	467,380.80

	Weighted Average	Minimum	Maximum
Mortgage Rate	8.280%	5.650%	11.800%
Gross Margin	6.131%	2.820%	7.990%
Initial Periodic Rate Cap	2.981%	1.000%	3.000%
Periodic Rate Cap	1.004%	1.000%	1.500%
Life Floor	6.508%	3.450%	11.750%
Life Cap	14.299%	10.920%	17.750%
Months to Roll	28	17	58
Original LTV	78.30%	14.68%	100.00%
Credit Score	601	481	798
Original Term	358	180	360
Remaining Term	357	177	360
Seasoning	1	0	7

Top Property State Concentrations	MD (18.82%), FL (10.68%), NY (9.42%)
Maximum Zip Code Concentration	20735 (1.16%), 20743 (0.77%), 11221 (0.60%)

		Earliest	Latest
First Payment Date		November 1, 2005	July 1, 2006
Maturity Date		February 1, 2021	June 1, 2036
First Lien	100.00%
Second Lien	0.00%

*All weighted average credit scores are non-zero weighted averages

Current Scheduled Principal Balance of the Group I Mortgage Loans

Remaining Scheduled Principal Balances of the Group I Mortgage Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
$0.01 to $50,000.00	8	$399,775.87	0.20%	9.569%	594	$49,971.98	62.60%
$50,000.01 to $100,000.00	223	17,814,325.41	8.75	8.899	594	79,884.87	76.62
$100,000.01 to $150,000.00	299	37,419,811.59	18.39	8.550	604	125,149.87	78.63
$150,000.01 to $200,000.00	231	40,531,401.20	19.92	8.300	596	175,460.61	76.27
$200,000.01 to $250,000.00	168	37,924,368.04	18.63	8.227	597	225,740.29	78.77
$250,000.01 to $300,000.00	98	26,941,492.12	13.24	8.085	596	274,913.18	77.49
$300,000.01 to $350,000.00	64	20,945,816.05	10.29	8.007	607	327,278.38	80.96
$350,000.01 to $400,000.00	42	15,693,672.44	7.71	7.837	621	373,658.87	81.72
$400,000.01 to $450,000.00	12	4,915,192.14	2.42	7.896	606	409,599.35	78.45
$450,000.01 to $500,000.00	2	929,380.80	0.46	7.580	630	464,690.40	77.54
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Original Scheduled Principal Balance of the Group I Mortgage Loans

Original Scheduled Principal Balances of the Group I Loans	Number of Group I Loans	Total Original Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
$0.01 to $50,000.00	8	$400,000.00	0.20%	9.569%	594	$49,971.98	62.60%
$50,000.01 to $100,000.00	223	17,828,433.00	8.76	8.899	594	79,884.87	76.62
$100,000.01 to $150,000.00	299	37,441,869.45	18.39	8.550	604	125,149.87	78.63
$150,000.01 to $200,000.00	231	40,553,071.00	19.92	8.300	596	175,460.61	76.27
$200,000.01 to $250,000.00	168	37,937,419.00	18.63	8.227	597	225,740.29	78.77
$250,000.01 to $300,000.00	98	26,952,203.00	13.24	8.085	596	274,913.18	77.49
$300,000.01 to $350,000.00	63	20,600,445.00	10.12	7.990	608	326,923.72	80.89
$350,000.01 to $400,000.00	43	16,048,350.00	7.88	7.862	620	373,099.87	81.79
$400,000.01 to $450,000.00	12	4,916,919.00	2.41	7.896	606	409,599.35	78.45
$450,000.01 to $500,000.00	2	929,500.00	0.46	7.580	630	464,690.40	77.54
Total:	1,147	$203,608,209.45	100.00%	8.280%	601	$177,432.64	78.30%

Seasoning of the Group I Mortgage Loans

Seasoning of the Group I Loans (in months)	Number of Group I Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0	441	$81,053,477.00	39.83%	8.274%	601	$183,794.73	77.74%
1	350	63,344,147.14	31.13	8.267	602	180,983.28	78.79
2	273	46,359,680.55	22.78	8.301	601	169,815.68	79.06
3	71	10,997,528.64	5.40	8.295	603	154,894.77	76.64
4	6	702,878.23	0.35	8.614	595	117,146.37	70.51
5	3	495,185.20	0.24	7.751	589	165,061.73	76.28
6	1	179,689.92	0.09	8.050	632	179,689.92	80.00
7	2	382,648.98	0.19	8.851	527	191,324.49	85.00
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Original Term of the Group I Mortgage Loans

Original Term	Number of Group I Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
169 - 180	12	$1,126,276.16	0.55%	8.573%	585	$93,856.35	69.24%
229 - 240	15	1,686,523.64	0.83	9.078	605	112,434.91	70.41
289 - 300	10	1,640,774.43	0.81	7.705	648	164,077.44	71.47
349 - 360	1,110	199,061,661.43	97.81	8.276	601	179,334.83	78.47
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Current Mortgage Interest Rates of the Group I Mortgage Loans

Current Mortgage Rates of the Group I Mortgage Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
5.001% to 6.000%	3	$642,000.00	0.32%	5.825%	673	$214,000.00	68.49%
6.001% to 7.000%	87	19,934,741.55	9.80	6.771	629	229,134.96	72.91
7.001% to 8.000%	356	71,605,270.40	35.18	7.572	617	201,138.40	75.33
8.001% to 9.000%	398	68,424,700.12	33.62	8.568	594	171,921.36	80.79
9.001% to 10.000%	232	34,464,235.78	16.93	9.509	576	148,552.74	82.12
10.001% to 11.000%	60	6,866,081.87	3.37	10.486	562	114,434.70	82.58
11.001% to 12.000%	11	1,578,205.94	0.78	11.526	526	143,473.27	74.86
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Original Loan-to-Value Ratio of the Group I Mortgage Loans

Original Loan-to-Value Ratio	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
10.01% to 15.00%	1	$351,459.99	0.17%	7.350%	671	$351,459.99	14.68%
15.01% to 20.00%	2	189,938.75	0.09	8.797	578	94,969.38	18.55
20.01% to 25.00%	2	294,855.28	0.14	7.534	672	147,427.64	21.93
25.01% to 30.00%	3	355,539.80	0.17	8.432	608	118,513.27	26.21
30.01% to 35.00%	11	1,388,600.54	0.68	8.223	590	126,236.41	32.09
35.01% to 40.00%	6	640,288.51	0.31	7.808	609	106,714.75	37.65
40.01% to 45.00%	11	1,400,513.35	0.69	7.801	596	127,319.40	43.17
45.01% to 50.00%	20	2,964,854.99	1.46	8.332	582	148,242.75	47.90
50.01% to 55.00%	18	3,166,185.25	1.56	8.278	576	175,899.18	52.97
55.01% to 60.00%	39	6,684,633.60	3.28	7.727	597	171,400.86	57.53
60.01% to 65.00%	75	12,619,040.29	6.20	8.054	584	168,253.87	63.52
65.01% to 70.00%	81	15,965,214.46	7.84	7.915	603	197,101.41	68.74
70.01% to 75.00%	118	22,175,052.19	10.90	8.114	591	187,924.17	73.91
75.01% to 80.00%	333	57,521,971.36	28.26	8.194	600	172,738.65	79.46
80.01% to 85.00%	123	22,278,433.52	10.95	8.268	603	181,125.48	84.41
85.01% to 90.00%	195	35,932,175.67	17.66	8.485	608	184,267.57	89.43
90.01% to 95.00%	72	13,956,037.63	6.86	8.799	607	193,833.86	94.69
95.01% to 100.00%	37	5,630,440.48	2.77	9.690	642	152,174.07	99.94
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Remaining Scheduled Terms to Maturity of the Group I Mortgage Loans

Remaining Months to Maturity of the Group I Mortgage Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
169 to 180	12	$1,126,276.16	0.55%	8.573%	585	$93,856.35	69.24%
229 to 240	15	1,686,523.64	0.83	9.078	605	112,434.91	70.41
289 to 300	10	1,640,774.43	0.81	7.705	648	164,077.44	71.47
349 to 360	1,110	199,061,661.43	97.81	8.276	601	179,334.83	78.47
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Gross Margin of the Group I Mortgage Loans

Gross Margins (ARMs Only)	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2.501% to 3.000%	1	$66,265.17	0.04%	7.990%	680	$66,265.17	80.00%
3.001% to 3.500%	1	246,400.00	0.16	7.450	718	246,400.00	80.00
3.501% to 4.000%	2	542,000.00	0.35	6.475	664	271,000.00	61.66
4.001% to 4.500%	8	1,655,932.43	1.08	7.094	654	206,991.55	67.83
4.501% to 5.000%	59	13,049,422.48	8.53	7.235	629	221,176.65	73.37
5.001% to 5.500%	117	23,343,291.72	15.26	7.663	613	199,515.31	78.05
5.501% to 6.000%	158	32,321,413.86	21.13	7.946	607	204,565.91	77.94
6.001% to 6.500%	168	33,243,921.32	21.73	8.381	594	197,880.48	81.54
6.501% to 7.000%	127	20,934,447.58	13.69	8.903	580	164,838.17	81.68
7.001% to 7.500%	115	18,939,207.95	12.38	9.158	569	164,688.76	82.35
7.501% to 8.000%	50	8,625,930.01	5.64	9.555	576	172,518.60	84.22
Total:	806	$152,968,232.52	100.00%	8.293%	598	$189,786.89	79.60%

Maximum Lifetime Mortgage Interest Rates of the Group I Mortgage Loans

Maximum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
10.501% - 11.000%	1	$193,175.19	0.13%	8.920%	560	$193,175.19	90.00%
11.501% - 12.000%	3	642,000.00	0.42	5.825	673	214,000.00	68.49
12.001% - 12.500%	12	2,984,627.66	1.95	6.392	660	248,718.97	74.01
12.501% - 13.000%	47	10,440,818.57	6.83	6.871	616	222,145.08	73.55
13.001% - 13.500%	106	23,205,075.58	15.17	7.295	618	218,915.81	76.69
13.501% - 14.000%	140	29,885,573.48	19.54	7.808	605	213,468.38	78.26
14.001% - 14.500%	126	23,396,433.59	15.29	8.306	600	185,685.98	81.09
14.501% - 15.000%	157	29,292,168.07	19.15	8.782	589	186,574.32	81.61
15.001% - 15.500%	105	16,079,266.68	10.51	9.298	573	153,135.87	81.73
15.501% - 16.000%	65	11,121,483.04	7.27	9.735	579	171,099.74	84.13
16.001% - 16.500%	22	2,753,728.43	1.80	10.164	554	125,169.47	78.77
16.501% - 17.000%	17	2,146,644.38	1.40	10.705	566	126,273.20	88.34
17.001% - 17.500%	2	334,992.54	0.22	11.345	535	167,496.27	84.48
17.501% - 18.000%	3	492,245.31	0.32	11.302	522	164,081.77	70.98
Total:	806	$152,968,232.52	100.00%	8.293%	598	$189,786.89	79.60%

Minimum Lifetime Mortgage Interest Rates of the Group I Mortgage Loans

Minimum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
3.001% to 3.500%	1	$246,400.00	0.16%	7.450%	718	$246,400.00	80.00%
3.501% to 4.000%	1	244,000.00	0.16	6.750	589	244,000.00	56.09
4.001% to 4.500%	4	882,854.77	0.58	7.195	673	220,713.69	67.65
4.501% to 5.000%	38	8,788,857.05	5.75	7.142	640	231,285.71	72.63
5.001% to 5.500%	88	18,124,309.48	11.85	7.548	612	205,958.06	77.81
5.501% to 6.000%	137	28,989,323.66	18.95	7.884	609	211,600.90	77.95
6.001% to 6.500%	151	31,370,143.34	20.51	8.191	599	207,749.29	80.58
6.501% to 7.000%	113	19,696,963.95	12.88	8.610	585	174,309.42	80.58
7.001% to 7.500%	118	19,807,201.64	12.95	8.904	574	167,857.64	81.62
7.501% to 8.000%	68	11,850,333.93	7.75	8.920	583	174,269.62	81.60
8.001% to 8.500%	23	3,337,787.10	2.18	9.161	585	145,121.18	83.03
8.501% to 9.000%	24	4,146,306.30	2.71	9.000	609	172,762.76	82.19
9.001% to 9.500%	15	1,923,404.92	1.26	9.444	572	128,226.99	80.26
9.501% to 10.000%	16	2,634,776.47	1.72	9.931	579	164,673.53	87.39
10.001% to 10.500%	5	532,723.30	0.35	10.335	569	106,544.66	84.29
10.501% to 11.000%	3	272,020.11	0.18	10.581	560	90,673.37	75.59
11.501% to 12.000%	1	120,826.50	0.08	11.750	507	120,826.50	65.00
Total:	806	$152,968,232.52	100.00%	8.293%	598	$189,786.89	79.60%

Next Interest Rate Adjustment Date of the Group I Mortgage Loans

Next Interest Rate Adjustment Date of the Group I Mortgage Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
October 2007	2	$382,648.98	0.25%	8.851%	527	$191,324.49	85.00%
November 2007	1	179,689.92	0.12	8.050	632	179,689.92	80.00
December 2007	1	270,895.34	0.18	7.200	579	270,895.34	85.00
January 2008	5	645,753.13	0.42	8.507	595	129,150.63	69.22
February 2008	41	7,025,205.19	4.59	8.203	601	171,346.47	76.52
March 2008	101	17,494,927.18	11.44	8.437	593	173,217.10	80.49
April 2008	145	26,659,142.19	17.43	8.429	594	183,856.15	79.50
May 2008	130	25,114,250.00	16.42	8.511	591	193,186.54	79.49
June 2008	34	7,042,245.00	4.60	8.226	597	207,124.85	78.00
January 2009	1	57,125.10	0.04	9.817	595	57,125.10	85.00
February 2009	22	3,210,926.57	2.10	8.751	596	145,951.21	79.43
March 2009	74	15,222,800.08	9.95	8.043	609	205,713.51	82.89
April 2009	109	22,694,523.29	14.84	8.076	605	208,206.64	80.54
May 2009	110	20,985,543.79	13.72	8.193	599	190,777.67	78.27
June 2009	29	5,821,175.00	3.81	8.008	604	200,730.17	76.38
March 2011	1	161,381.76	0.11	10.900	526	161,381.76	85.00
Total:	806	$152,968,232.52	100.00%	8.293%	598	$189,786.89	79.60%

Occupancy Type of the Mortgaged Premises of the Group I Mortgage Loans

Occupancy Status of the Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Primary Home	1,079	$193,880,394.38	95.27%	8.258%	599	$179,685.26	78.58%
Investment	64	8,955,079.37	4.40	8.767	637	139,923.12	74.03
Second Home	4	679,761.91	0.33	7.985	634	169,940.48	54.47
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Origination Program of the Group I Mortgage Loans

Origination Program	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Full Documentation	861	$148,492,900.68	72.96%	8.186%	598	$172,465.62	78.76%
Stated Documentation	231	43,341,449.99	21.30	8.647	611	187,625.32	77.69
12 Months Bank Statements	43	8,744,775.26	4.30	8.206	596	203,366.87	77.63
Limited Documentation	12	2,936,109.73	1.44	7.805	637	244,675.81	65.72
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Mortgage Loan Purpose of the Group I Mortgage Loans

Loan Purpose	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Refinance - Cash Out	1,006	$185,105,891.39	90.95%	8.264%	600	$184,001.88	77.92%
Refinance - Rate/Term	72	11,473,316.09	5.64	8.117	618	159,351.61	81.15
Purchase	69	6,936,028.18	3.41	8.962	607	100,522.15	83.59
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Index Type of the Group I Mortgage Loans

INDEX TYPE	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
6 Month LIBOR	806	$152,968,232.52	75.16%	8.293%	598	$189,786.89	79.60%
Fixed Rate	341	50,547,003.14	24.84	8.240	610	148,231.68	74.36
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Property Type of the Group I Mortgage Loans

Property Types of the Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Single Family Detached	898	$153,032,169.65	75.19%	8.302%	600	$170,414.44	78.24%
Planned Unit Development	116	26,363,384.77	12.95	8.119	603	227,270.56	79.45
Two to Four Family	42	8,019,216.74	3.94	8.607	614	190,933.73	75.15
Condominium Low-Rise	46	7,037,243.60	3.46	8.205	607	152,983.56	77.16
Single Family Attached	25	4,892,994.23	2.40	8.147	611	195,719.77	81.76
Townhouse	18	3,623,486.80	1.78	8.135	591	201,304.82	75.45
De Minimus PUD	2	546,739.87	0.27	8.275	620	273,369.94	88.26
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Loan Types of the Group I Mortgage Loans

Mortgage Loan Types	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2/28 ARM	245	$40,166,049.28	19.74%	8.547%	591	$163,943.06	78.40%
30 Yr Fixed	260	38,446,307.90	18.89	8.222	612	147,870.42	74.70
3/27 ARM - 5 Yr IO	114	26,096,861.61	12.82	7.602	614	228,919.84	81.94
3/27 ARM	141	22,716,743.74	11.16	8.621	597	161,111.66	78.74
2/28 ARM - 5 Yr IO	108	22,558,251.12	11.08	7.953	610	208,872.70	80.67
2/28 ARM 40/30 Balloon	106	21,900,560.53	10.76	8.663	581	206,609.06	79.43
3/27 ARM 40/30 Balloon	90	19,178,488.48	9.42	8.274	597	213,094.32	78.71
30 Yr Fixed 40/30 Balloon	44	7,647,121.01	3.76	8.209	599	173,798.20	74.87
20 Yr Fixed	15	1,686,523.64	0.83	9.078	605	112,434.91	70.41
25 Yr Fixed	10	1,640,774.43	0.81	7.705	648	164,077.44	71.47
15 Yr Fixed	12	1,126,276.16	0.55	8.573	585	93,856.35	69.24
2/28 ARM - 2 Yr IO	1	189,896.00	0.09	7.750	600	189,896.00	91.35
5/25 ARM	1	161,381.76	0.08	10.900	526	161,381.76	85.00
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Geographic Distribution of Mortgaged Premises of the Group I Mortgage Loans

Geographic Distribution of the Mortgages Properties	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Alabama	4	$423,815.94	0.21%	9.960%	564	$105,953.99	86.58%
Alaska	4	644,453.98	0.32	8.539	626	161,113.50	62.37
Arizona	46	8,314,957.36	4.09	8.494	588	180,759.94	76.30
Arkansas	7	810,441.03	0.40	8.244	631	115,777.29	78.14
California	66	16,794,218.34	8.25	7.851	601	254,457.85	70.89
Colorado	5	1,268,639.87	0.62	8.699	574	253,727.97	86.35
Connecticut	21	3,956,759.07	1.94	8.288	595	188,417.10	80.46
Delaware	3	702,700.90	0.35	8.467	592	234,233.63	76.34
Florida	126	21,739,792.68	10.68	8.278	597	172,538.04	76.94
Georgia	84	11,923,874.02	5.86	8.825	606	141,950.88	82.97
Idaho	1	368,600.00	0.18	8.450	628	368,600.00	94.03
Illinois	32	4,861,678.64	2.39	8.699	619	151,927.46	80.13
Indiana	27	3,495,973.50	1.72	9.384	592	129,480.50	86.95
Iowa	4	676,550.12	0.33	8.540	575	169,137.53	84.89
Kansas	5	334,466.17	0.16	9.175	582	66,893.23	68.52
Kentucky	11	1,161,428.85	0.57	8.551	594	105,584.44	70.57
Louisiana	4	491,900.35	0.24	8.645	610	122,975.09	88.75
Maine	2	327,973.22	0.16	7.285	635	163,986.61	56.58
Maryland	163	38,308,488.83	18.82	7.806	604	235,021.40	79.16
Massachusetts	13	2,421,058.02	1.19	8.781	587	186,235.23	78.14
Michigan	48	5,606,845.67	2.76	8.937	597	116,809.28	81.30
Minnesota	13	2,417,277.76	1.19	8.486	612	185,944.44	77.81
Mississippi	2	159,684.00	0.08	9.474	537	79,842.00	84.38
Missouri	12	1,378,581.70	0.68	9.164	612	114,881.81	86.38
Montana	1	116,450.00	0.06	7.750	668	116,450.00	85.00
Nebraska	1	49,985.26	0.02	7.900	738	49,985.26	71.43
Nevada	9	1,803,875.20	0.89	8.331	603	200,430.58	72.05
New Hampshire	1	135,200.00	0.07	7.250	638	135,200.00	80.00
New Jersey	9	1,427,620.35	0.70	9.601	556	158,624.48	69.21
New Mexico	2	317,716.48	0.16	9.991	555	158,858.24	81.94
New York	76	19,172,209.36	9.42	7.897	603	252,265.91	74.82
North Carolina	23	3,077,458.75	1.51	8.683	591	133,802.55	82.09
Ohio	56	7,020,721.31	3.45	8.551	601	125,370.02	83.24
Oklahoma	8	950,826.29	0.47	8.706	596	118,853.29	83.06
Oregon	7	1,151,905.47	0.57	7.897	609	164,557.92	74.09
Pennsylvania	20	2,937,321.34	1.44	8.634	580	146,866.07	80.35
Rhode Island	8	1,606,873.82	0.79	7.882	590	200,859.23	77.25
South Carolina	18	2,426,972.53	1.19	8.504	611	134,831.81	80.02
Tennessee	14	1,884,662.97	0.93	8.495	593	134,618.78	81.53
Texas	28	2,836,060.46	1.39	9.169	596	101,287.87	80.50
Utah	4	591,329.92	0.29	8.060	607	147,832.48	81.39
Vermont	3	258,917.93	0.13	9.337	569	86,305.98	68.74
Washington	12	2,254,808.32	1.11	7.964	616	187,900.69	79.26
Virginia	84	16,285,896.77	8.00	8.082	608	193,879.72	78.37
West Virginia	5	744,093.00	0.37	8.317	585	148,818.60	73.28
Wisconsin	48	6,634,965.51	3.26	8.988	610	138,228.45	84.77
Wyoming	2	183,954.60	0.09	9.164	566	91,977.30	76.27
Washington DC	5	1,055,250.00	0.52	7.477	598	211,050.00	67.97
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Credit Score of the Group I Mortgage Loans

Credit Score	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
476 - 500	4	$692,419.17	0.34%	10.094%	489	$173,104.79	60.11%
501 - 525	68	11,431,222.97	5.62	9.583	513	168,106.22	71.32
526 - 550	96	16,030,707.97	7.88	9.011	538	166,986.54	72.39
551 - 575	180	28,737,964.77	14.12	8.600	563	159,655.36	77.07
576 - 600	256	48,157,933.72	23.66	8.225	587	188,116.93	79.73
601 - 625	221	38,932,028.12	19.13	8.049	613	176,163.02	80.42
626 - 650	171	31,514,161.39	15.48	7.938	637	184,293.34	81.39
651 - 675	78	14,383,692.71	7.07	7.708	663	184,406.32	77.77
676 - 700	45	8,610,013.61	4.23	7.857	686	191,333.64	79.47
701 - 725	13	2,644,416.87	1.30	8.236	708	203,416.68	79.99
726 - 750	10	1,588,026.04	0.78	6.931	733	158,802.60	64.27
751 - 775	4	617,648.32	0.30	7.726	762	154,412.08	64.78
776 - 800	1	175,000.00	0.09	7.150	798	175,000.00	59.32
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
A	144	$27,054,269.81	13.29%	8.386%	596	$187,876.87	78.61%
A-	131	24,517,403.67	12.05	8.385	579	187,155.75	75.67
A+	741	129,357,930.60	63.56	8.154	612	174,572.11	79.67
B	62	10,123,792.24	4.97	8.834	561	163,286.97	72.60
B+	19	2,764,615.03	1.36	9.101	563	145,506.05	80.80
C	33	5,810,030.43	2.85	9.110	554	176,061.53	67.85
Score Direct	17	3,887,193.88	1.91	7.804	601	228,658.46	75.78
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Amortization Type of the Group I Mortgage Loans

Amortization Type	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Balloon	240	$48,726,170.02	23.94%	8.439%	590	$203,025.71	78.43%
Interest Only	223	48,845,008.73	24.00	7.765	612	219,035.91	81.39
Fully Amortizing	684	105,944,056.91	52.06	8.444	601	154,888.97	76.81
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Prepayment Penalty Type of the Group I Mortgage Loans

Original Prepayment Penalty Term (in Months)	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
No Prepayment Penalty	475	$88,758,099.44	43.61%	8.284%	602	$186,859.16	79.32%
12 Months	34	7,601,662.00	3.74	8.068	605	223,578.29	69.76
24 Months	283	52,538,319.09	25.82	8.371	590	185,647.77	78.75
30 Months	3	669,597.74	0.33	8.794	571	223,199.25	83.16
36 Months	352	53,947,557.39	26.51	8.208	610	153,260.11	77.33
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Delinquency Status of the Group I Mortgage Loans

Delinquency Status	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Current	1,140	$202,231,979.74	99.37%	8.279%	601	$177,396.47	78.29%
Delinquent 30 Days	7	1,283,255.92	0.63	8.380	577	183,322.27	79.91
Total:	1,147	$203,515,235.66	100.00%	8.280%	601	$177,432.64	78.30%

Delinquency Status as of May 17, 2006

Group II Loans Collateral Summary

Group II Mortgage Loans

As of the Cut-off Date

Total Outstanding Balance	$203,513,912.28
Number of Loans	1,145

	Average	Minimum	Maximum
Original Loan Amount	$177,836.26	$50,000.00	$528,000.00
Outstanding Principal Balance	$177,741.41	$49,757.73	$528,000.00

	Weighted Average	Minimum	Maximum
Mortgage Rate	8.424%	5.990%	12.700%
Gross Margin	6.297%	3.000%	10.150%
Initial Periodic Rate Cap	2.989%	1.000%	3.000%
Periodic Rate Cap	1.004%	1.000%	1.500%
Life Floor	6.733%	2.000%	12.700%
Life Cap	14.498%	11.990%	18.700%
Months to Roll	28	19	57
Original LTV	78.66%	22.12%	100.00%
Credit Score	606	476	784
Original Term	357	120	360
Remaining Term	356	119	360
Seasoning	1	0	7

Top Property State Concentrations	MD (15.89%), FL (12.26%), NY (9.83%)
Maximum Zip Code Concentration	11208 (0.88%), 21061 (0.79%), 20735 (0.67%)

		Earliest	Latest
First Payment Date		November 1, 2005	July 1, 2006
Maturity Date		April 1, 2016	June 1, 2036
First Lien	100.00%
Second Lien	0.00%

*All weighted average credit scores are non-zero weighted averages

Current Scheduled Principal Balance of the Group II Mortgage Loans

Remaining Scheduled Principal Balances of the Group II Mortgage Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
$0.01 to $50,000.00	7	$349,697.61	0.17%	9.652%	583	$49,956.80	65.45%
$50,000.01 to $100,000.00	236	18,333,382.39	9.01	9.142	601	77,683.82	79.88
$100,000.01 to $150,000.00	290	36,433,276.80	17.90	8.673	600	125,631.99	77.94
$150,000.01 to $200,000.00	247	43,332,455.29	21.29	8.459	602	175,435.04	78.87
$200,000.01 to $250,000.00	132	29,810,814.36	14.65	8.373	602	225,839.50	78.25
$250,000.01 to $300,000.00	101	27,722,099.13	13.62	8.270	608	274,476.23	78.69
$300,000.01 to $350,000.00	69	22,512,404.18	11.06	8.052	611	326,266.73	78.26
$350,000.01 to $400,000.00	39	14,677,226.93	7.21	8.035	605	376,339.15	76.80
$400,000.01 to $450,000.00	18	7,385,177.59	3.63	8.049	626	410,287.64	84.06
$450,000.01 to $500,000.00	4	1,911,878.00	0.94	7.892	681	477,969.50	79.07
$500,000.01 to $550,000.00	2	1,045,500.00	0.51	8.003	698	522,750.00	84.95
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Original Scheduled Principal Balance of the Group II Mortgage Loans

Original Scheduled Principal Balances of the Group II Mortgage Loans	Number of Group II Mortgage Loans	Total Original Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
$0.01 to $50,000.00	6	$300,000.00	0.15%	9.512%	573	$49,949.61	61.35%
$50,000.01 to $100,000.00	237	18,400,140.00	9.04	9.145	601	77,567.01	79.90
$100,000.01 to $150,000.00	290	36,454,686.00	17.90	8.673	600	125,631.99	77.94
$150,000.01 to $200,000.00	247	43,352,751.00	21.29	8.459	602	175,435.04	78.87
$200,000.01 to $250,000.00	132	29,821,481.00	14.65	8.373	602	225,839.50	78.25
$250,000.01 to $300,000.00	101	27,747,655.00	13.63	8.270	608	274,476.23	78.69
$300,000.01 to $350,000.00	69	22,520,390.00	11.06	8.052	611	326,266.73	78.26
$350,000.01 to $400,000.00	39	14,680,495.00	7.21	8.035	605	376,339.15	76.80
$400,000.01 to $450,000.00	18	7,387,424.00	3.63	8.049	626	410,287.64	84.06
$450,000.01 to $500,000.00	4	1,912,000.00	0.94	7.892	681	477,969.50	79.07
$500,000.01 to $550,000.00	2	1,045,500.00	0.51	8.003	698	522,750.00	84.95
Total:	1,145	$203,622,522.00	100.00%	8.424%	606	$177,741.41	78.66%

Seasoning of the Group II Mortgage Loans

Seasoning of the Group II Mortgage Loans (in months)	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0	402	$74,926,231.00	36.82%	8.291%	606	$186,383.66	77.76%
1	373	65,492,902.32	32.18	8.441	609	175,584.19	79.09
2	269	45,195,710.18	22.21	8.552	600	168,013.79	79.25
3	89	15,930,328.54	7.83	8.626	604	178,992.46	79.87
4	8	1,216,539.30	0.60	8.668	598	152,067.41	75.06
5	3	629,463.52	0.31	7.690	580	209,821.17	74.23
7	1	122,737.42	0.06	8.700	544	122,737.42	85.00
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Original Term of the Group II Mortgage Loans

Original Term	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
109 - 120	1	$59,627.81	0.03%	7.750%	766	$59,627.81	68.09%
133 - 144	1	130,399.08	0.06	6.550	687	130,399.08	59.90
169 - 180	22	1,920,898.91	0.94	8.607	584	87,313.59	67.48
229 - 240	9	938,697.34	0.46	8.173	614	104,299.70	65.14
289 - 300	11	1,616,007.05	0.79	8.448	586	146,909.73	71.24
349 - 360	1,101	198,848,282.09	97.71	8.425	606	180,606.98	78.91
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Current Mortgage Interest Rates of the Group II Mortgage Loans

Current Mortgage Rates of the Group II Mortgage Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
5.001% to 6.000%	1	$234,737.47	0.12%	5.990%	673	$234,737.47	63.51%
6.001% to 7.000%	65	15,636,162.49	7.68	6.767	635	240,556.35	70.61
7.001% to 8.000%	350	70,582,673.54	34.68	7.636	615	201,664.78	75.29
8.001% to 9.000%	381	67,058,091.73	32.95	8.568	604	176,005.49	80.75
9.001% to 10.000%	225	33,810,935.87	16.61	9.531	587	150,270.83	82.59
10.001% to 11.000%	101	13,970,495.68	6.86	10.438	582	138,321.74	84.17
11.001% to 12.000%	19	1,883,184.11	0.93	11.424	577	99,114.95	86.80
12.001% to 13.000%	3	337,631.39	0.17	12.365	543	112,543.80	84.94
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Original Loan-to-Value Ratio of the Group II Mortgage Loans

Original Loan-to-Value Ratio	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
20.01% to 25.00%	1	$230,000.00	0.11%	7.450%	657	$230,000.00	22.12%
25.01% to 30.00%	2	157,854.58	0.08	8.143	623	78,927.29	27.01
30.01% to 35.00%	4	445,373.03	0.22	8.509	565	111,343.26	33.38
35.01% to 40.00%	9	1,399,325.79	0.69	7.794	590	155,480.64	37.74
40.01% to 45.00%	10	1,283,134.62	0.63	8.358	591	128,313.46	42.27
45.01% to 50.00%	29	4,526,465.98	2.22	8.187	588	156,085.03	48.24
50.01% to 55.00%	21	3,648,913.29	1.79	7.929	587	173,757.78	52.43
55.01% to 60.00%	42	7,812,257.52	3.84	8.038	589	186,006.13	57.83
60.01% to 65.00%	60	9,857,955.31	4.84	8.235	572	164,299.26	63.58
65.01% to 70.00%	82	15,905,339.82	7.82	7.991	596	193,967.56	68.61
70.01% to 75.00%	121	22,952,561.09	11.28	8.151	594	189,690.59	73.89
75.01% to 80.00%	309	56,043,367.83	27.54	8.287	619	181,370.12	79.60
80.01% to 85.00%	135	24,141,302.33	11.86	8.571	591	178,824.46	84.38
85.01% to 90.00%	166	30,195,411.63	14.84	8.613	618	181,900.07	89.52
90.01% to 95.00%	92	16,204,405.01	7.96	8.814	614	176,134.84	94.42
95.01% to 100.00%	62	8,710,244.45	4.28	10.062	618	140,487.81	99.97
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Remaining Scheduled Terms to Maturity of the Group II Mortgage Loans

Remaining Months to Maturity of the Group II Mortgage Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
109 to 120	1	$59,627.81	0.03%	7.750%	766	$59,627.81	68.09%
133 to 144	1	130,399.08	0.06	6.550	687	130,399.08	59.90
169 to 180	22	1,920,898.91	0.94	8.607	584	87,313.59	67.48
229 to 240	9	938,697.34	0.46	8.173	614	104,299.70	65.14
289 to 300	11	1,616,007.05	0.79	8.448	586	146,909.73	71.24
349 to 360	1,101	198,848,282.09	97.71	8.425	606	180,606.98	78.91
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Gross Margin of the Group II Mortgage Loans

Gross Margins (ARMs Only)	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2.501% to 3.000%	1	$157,214.46	0.10%	6.500%	574	$157,214.46	60.81%
3.001% to 3.500%	2	387,753.05	0.25	8.976	645	193,876.53	93.50
3.501% to 4.000%	2	595,426.73	0.39	7.663	632	297,713.37	80.30
4.001% to 4.500%	17	4,254,903.29	2.78	7.268	646	250,288.43	73.92
4.501% to 5.000%	36	8,028,102.33	5.24	7.331	632	223,002.84	72.33
5.001% to 5.500%	99	19,165,181.37	12.52	7.770	625	193,587.69	76.24
5.501% to 6.000%	157	32,872,466.58	21.47	7.993	613	209,378.77	77.86
6.001% to 6.500%	155	31,766,144.70	20.75	8.418	598	204,942.87	79.89
6.501% to 7.000%	114	21,357,329.46	13.95	8.954	592	187,345.00	82.22
7.001% to 7.500%	97	16,005,637.25	10.46	9.210	579	165,006.57	81.56
7.501% to 8.000%	69	10,770,805.24	7.04	9.544	586	156,098.63	81.37
8.001% to 8.500%	28	4,152,791.17	2.71	9.730	606	148,313.97	88.58
8.501% to 9.000%	16	2,883,738.65	1.88	10.475	630	180,233.67	83.06
9.001% to 9.500%	2	210,835.00	0.14	10.650	576	105,417.50	100.00
9.501% to 10.000%	3	333,461.36	0.22	11.285	567	111,153.79	88.73
10.001% to 10.500%	1	134,000.00	0.09	11.650	575	134,000.00	100.00
Total:	799	$153,075,790.64	100.00%	8.477%	605	$191,584.22	79.42%

Maximum Lifetime Mortgage Interest Rates of the Group II Mortgage Loans

Maximum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
11.501% - 12.000%	1	$234,737.47	0.15%	5.990%	673	$234,737.47	63.51%
12.001% - 12.500%	10	2,929,463.05	1.91	6.386	652	292,946.31	71.84
12.501% - 13.000%	33	7,980,071.59	5.21	6.874	628	241,820.35	71.10
13.001% - 13.500%	82	18,206,691.40	11.89	7.337	613	222,032.82	74.18
13.501% - 14.000%	143	31,547,683.39	20.61	7.812	615	220,613.17	77.19
14.001% - 14.500%	110	21,885,736.05	14.30	8.297	615	198,961.24	81.40
14.501% - 15.000%	152	28,467,289.24	18.60	8.773	593	187,284.80	81.11
15.001% - 15.500%	82	13,916,936.42	9.09	9.269	598	169,718.74	83.38
15.501% - 16.000%	82	13,130,892.00	8.58	9.677	587	160,132.83	82.25
16.001% - 16.500%	48	8,174,577.22	5.34	10.189	567	170,303.69	83.17
16.501% - 17.000%	39	4,802,230.96	3.14	10.658	608	123,134.13	84.67
17.001% - 17.500%	10	994,399.31	0.65	11.138	592	99,439.93	82.45
17.501% - 18.000%	5	607,332.67	0.40	11.749	571	121,466.53	97.12
18.001% - 18.500%	1	93,775.31	0.06	12.375	585	93,775.31	100.00
18.501% - 19.000%	1	103,974.56	0.07	12.700	594	103,974.56	100.00
Total:	799	$153,075,790.64	100.00%	8.477%	605	$191,584.22	79.42%

Minimum Lifetime Mortgage Interest Rates of the Group II Mortgage Loans

Minimum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
1.501% to 2.000%	1	$235,924.15	0.15%	7.600%	629	$235,924.15	80.00%
3.001% to 3.500%	1	135,893.76	0.09	10.600	578	135,893.76	100.00
3.501% to 4.000%	1	251,737.71	0.16	9.250	551	251,737.71	90.00
4.001% to 4.500%	11	2,796,288.27	1.83	7.111	647	254,208.02	75.62
4.501% to 5.000%	27	6,412,556.05	4.19	7.357	633	237,502.08	70.87
5.001% to 5.500%	70	14,506,600.55	9.48	7.671	625	207,237.15	75.26
5.501% to 6.000%	130	28,558,135.77	18.66	7.903	616	219,677.97	77.35
6.001% to 6.500%	127	26,087,877.93	17.04	8.148	602	205,416.36	78.62
6.501% to 7.000%	102	19,710,462.31	12.88	8.629	597	193,239.83	81.47
7.001% to 7.500%	88	14,682,987.85	9.59	8.988	585	166,852.13	81.55
7.501% to 8.000%	88	15,888,980.00	10.38	8.967	594	180,556.59	82.14
8.001% to 8.500%	47	7,335,051.61	4.79	9.214	604	156,064.93	83.56
8.501% to 9.000%	41	7,074,202.08	4.62	9.637	610	172,541.51	81.97
9.001% to 9.500%	21	3,349,197.47	2.19	9.691	592	159,485.59	84.56
9.501% to 10.000%	19	2,842,381.60	1.86	10.060	584	149,599.03	83.80
10.001% to 10.500%	14	2,165,896.94	1.41	10.391	554	154,706.92	77.77
10.501% to 11.000%	9	789,651.41	0.52	10.750	647	87,739.05	85.73
11.501% to 12.000%	1	147,990.62	0.10	11.800	575	147,990.62	100.00
12.501% to 13.000%	1	103,974.56	0.07	12.700	594	103,974.56	100.00
Total:	799	$153,075,790.64	100.00%	8.477%	605	$191,584.22	79.42%

Next Interest Rate Adjustment Date of the Group II Mortgage Loans

Next Interest Rate Adjustment Date of the Group II Mortgage Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
November 2007	1	$161,881.58	0.11%	9.350%	569	$161,881.58	69.96%
December 2007	2	467,581.94	0.31	7.116	583	233,790.97	75.70
January 2008	5	719,592.23	0.47	8.167	645	143,918.45	80.00
February 2008	55	9,743,986.79	6.37	8.790	599	177,163.40	81.16
March 2008	108	20,451,036.16	13.36	8.695	597	189,361.45	80.25
April 2008	161	29,894,974.24	19.53	8.597	609	185,683.07	79.00
May 2008	139	27,371,288.00	17.88	8.580	602	196,915.74	78.75
June 2008	27	4,757,706.00	3.11	8.466	607	176,211.33	82.46
October 2008	1	122,737.42	0.08	8.700	544	122,737.42	85.00
January 2009	3	496,947.07	0.32	9.392	530	165,649.02	67.90
February 2009	23	4,752,911.50	3.10	8.239	624	206,648.33	80.27
March 2009	64	11,224,886.66	7.33	8.525	607	175,388.85	79.74
April 2009	98	19,164,189.28	12.52	8.231	612	195,552.95	80.60
May 2009	76	15,124,292.00	9.88	8.075	609	199,003.84	77.88
June 2009	35	8,490,839.00	5.55	8.210	594	242,595.40	77.40
February 2011	1	130,940.77	0.09	8.125	691	130,940.77	80.00
Total:	799	$153,075,790.64	100.00%	8.477%	605	$191,584.22	79.42%

Occupancy Type of the Mortgaged Premises of the Group II Mortgage Loans

Occupancy Status of the Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Primary Home	1,052	$188,562,615.41	92.65%	8.350%	602	$179,242.03	78.53%
Investment	85	13,110,295.23	6.44	9.329	656	154,238.77	80.60
Second Home	8	1,841,001.64	0.90	9.569	598	230,125.21	78.35
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Origination Program of the Group II Mortgage Loans

Origination Program	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Full Documentation	773	$126,431,202.81	62.12%	8.321%	601	$163,559.12	80.01%
Stated Documentation	296	61,186,251.65	30.06	8.601	618	206,710.31	75.42
12 Months Bank Statements	60	12,473,577.82	6.13	8.695	591	207,892.96	81.38
Limited Documentation	16	3,422,880.00	1.68	8.086	598	213,930.00	76.94
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Mortgage Loan Purpose of the Group II Mortgage Loans

Loan Purpose	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Refinance - Cash Out	917	$170,937,708.30	83.99%	8.324%	601	$186,409.71	77.70%
Purchase	140	19,120,618.83	9.40	9.277	636	136,575.85	85.99
Refinance - Rate/Term	88	13,455,585.15	6.61	8.491	616	152,904.38	80.44
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Index Type of the Group II Mortgage Loans

INDEX TYPE	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
6 Month LIBOR	799	$153,075,790.64	75.22%	8.477%	605	$191,584.22	79.42%
Fixed Rate	346	50,438,121.64	24.78	8.265	607	145,774.92	76.37
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Property Type of the Group II Mortgage Loans

Property Types of the Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Single Family Detached	890	$149,754,787.14	73.58%	8.479%	601	$168,263.81	78.32%
Planned Unit Development	107	25,185,137.15	12.38	8.095	612	235,375.11	80.76
Two to Four Family	49	11,244,331.99	5.53	8.471	645	229,476.16	78.77
Condominium Low-Rise	42	6,529,186.63	3.21	8.435	617	155,456.82	76.70
Townhouse	22	4,669,555.69	2.29	8.142	616	212,252.53	83.82
Single Family Attached	24	4,435,203.05	2.18	8.351	601	184,800.13	77.46
Condominium High-Rise	4	1,104,730.61	0.54	9.562	584	276,182.65	76.60
Manufactured Housing	6	393,680.02	0.19	8.389	645	65,613.34	64.78
De Minimus PUD	1	197,300.00	0.10	8.142	528	197,300.00	71.75
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Loan Types of the Group II Mortgage Loans

Mortgage Loan Types	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2/28 ARM	282	$47,031,325.06	23.11%	8.854%	603	$166,777.75	79.63%
30 Yr Fixed	244	34,465,653.19	16.94	8.236	609	141,252.68	77.35
2/28 ARM 40/30 Balloon	113	23,865,741.90	11.73	8.471	588	211,201.26	78.70
3/27 ARM - 5 Yr IO	90	22,711,624.39	11.16	7.970	626	252,351.38	80.03
2/28 ARM - 5 Yr IO	102	22,499,840.18	11.06	8.281	619	220,586.67	80.40
3/27 ARM 40/30 Balloon	84	18,363,198.32	9.02	8.124	598	218,609.50	78.50
3/27 ARM	126	18,301,980.22	8.99	8.741	596	145,253.81	78.75
30 Yr Fixed 40/30 Balloon	41	7,845,104.13	3.85	8.374	594	191,344.00	77.64
30 Yr Fixed - 5 Yr IO	17	3,461,734.13	1.70	8.132	631	203,631.42	74.87
15 Yr Fixed	22	1,920,898.91	0.94	8.607	584	87,313.59	67.48
25 Yr Fixed	11	1,616,007.05	0.79	8.448	586	146,909.73	71.24
20 Yr Fixed	9	938,697.34	0.46	8.173	614	104,299.70	65.14
2/28 ARM - 2 Yr IO	1	171,139.80	0.08	8.440	587	171,139.80	80.00
5/25 ARM	1	130,940.77	0.06	8.125	691	130,940.77	80.00
12 Yr Fixed	1	130,399.08	0.06	6.550	687	130,399.08	59.90
10 Yr Fixed	1	59,627.81	0.03	7.750	766	59,627.81	68.09
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Geographic Distribution of Mortgaged Premises of the Group II Mortgage Loans

Geographic Distribution of the Mortgages Properties	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Alabama	4	$631,193.10	0.31%	9.456%	559	$157,798.28	85.89%
Alaska	3	415,749.69	0.20	7.581	612	138,583.23	68.84
Arizona	32	5,555,941.39	2.73	8.345	592	173,623.17	74.56
Arkansas	4	433,206.57	0.21	8.405	588	108,301.64	81.33
California	57	14,512,700.74	7.13	7.814	608	254,608.78	72.82
Colorado	8	1,703,282.78	0.84	9.105	604	212,910.35	81.49
Connecticut	15	2,938,559.25	1.44	8.295	596	195,903.95	76.28
Delaware	10	1,672,022.50	0.82	8.800	598	167,202.25	79.42
Florida	134	24,942,045.81	12.26	8.219	602	186,134.67	77.19
Georgia	81	12,744,462.31	6.26	8.513	623	157,339.04	82.92
Hawaii	2	538,633.19	0.26	8.373	551	269,316.60	68.37
Idaho	3	380,486.15	0.19	7.859	623	126,828.72	76.28
Illinois	32	5,320,900.63	2.61	8.832	613	166,278.14	82.08
Indiana	36	3,474,572.64	1.71	9.225	619	96,515.91	84.23
Iowa	4	456,067.04	0.22	9.489	596	114,016.76	89.91
Kansas	3	343,253.97	0.17	9.499	612	114,417.99	92.89
Kentucky	10	1,295,341.96	0.64	9.169	588	129,534.20	81.34
Louisiana	1	129,823.37	0.06	11.950	575	129,823.37	100.00
Maine	1	114,445.73	0.06	9.675	554	114,445.73	70.68
Maryland	139	32,348,238.20	15.89	7.952	604	232,721.14	76.84
Massachusetts	10	1,723,389.81	0.85	8.811	570	172,338.98	75.81
Michigan	65	8,254,660.91	4.06	9.323	609	126,994.78	81.86
Minnesota	14	2,491,386.87	1.22	8.471	612	177,956.21	79.75
Mississippi	7	667,000.09	0.33	9.740	592	95,285.73	84.21
Missouri	18	2,141,510.11	1.05	8.375	609	118,972.78	83.13
Nebraska	2	225,007.92	0.11	8.965	586	112,503.96	84.62
Nevada	6	1,272,947.11	0.63	8.290	626	212,157.85	82.83
New Jersey	6	1,020,452.33	0.50	9.304	554	170,075.39	68.23
New Mexico	5	957,987.59	0.47	8.610	581	191,597.52	78.67
New York	77	20,011,011.60	9.83	8.213	618	259,883.27	77.49
North Carolina	24	2,848,485.20	1.40	9.212	595	118,686.88	86.29
North Dakota	1	143,948.00	0.07	7.900	630	143,948.00	80.00
Ohio	46	5,692,287.63	2.80	8.762	603	123,745.38	86.33
Oklahoma	8	771,035.46	0.38	9.429	613	96,379.43	83.52
Oregon	9	1,490,534.01	0.73	8.560	620	165,614.89	69.09
Pennsylvania	22	3,349,852.83	1.65	8.781	598	152,266.04	84.49
Rhode Island	7	1,459,789.08	0.72	8.164	588	208,541.30	78.50
South Carolina	24	3,021,294.93	1.48	8.750	597	125,887.29	79.71
South Dakota	1	50,691.00	0.02	9.150	679	50,691.00	81.76
Tennessee	20	2,513,650.55	1.24	9.227	604	125,682.53	84.82
Texas	27	2,668,145.16	1.31	9.232	585	98,820.19	80.04
Utah	3	455,883.76	0.22	7.781	702	151,961.25	80.00
Vermont	2	223,293.94	0.11	8.131	658	111,646.97	74.82
Washington	14	3,000,568.82	1.47	8.715	612	214,326.34	78.65
Virginia	89	17,277,116.95	8.49	8.182	600	194,124.91	76.28
West Virginia	9	937,638.13	0.46	10.315	581	104,182.01	83.44
Wisconsin	43	7,367,211.17	3.62	9.151	611	171,330.49	83.99
Washington DC	7	1,526,204.30	0.75	8.059	597	218,029.19	73.97
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Credit Score of the Group II Mortgage Loans

Credit Score	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Not Available	1	$134,935.32	0.07%	9.625%	0	$134,935.32	49.27%
476 - 500	4	647,248.54	0.32	10.808	494	161,812.14	66.43
501 - 525	54	8,419,483.23	4.14	9.713	513	155,916.36	72.58
526 - 550	105	17,029,169.26	8.37	9.058	538	162,182.56	72.56
551 - 575	185	32,218,864.02	15.83	8.666	565	174,156.02	76.50
576 - 600	224	40,894,819.48	20.09	8.378	588	182,566.16	79.58
601 - 625	221	38,191,943.75	18.77	8.186	612	172,814.23	79.90
626 - 650	170	31,589,692.83	15.52	8.149	639	185,821.72	82.35
651 - 675	85	16,188,695.38	7.95	7.852	663	190,455.24	78.65
676 - 700	54	10,392,600.30	5.11	8.061	686	192,455.56	78.97
701 - 725	19	4,044,519.17	1.99	8.466	713	212,869.43	84.16
726 - 750	12	1,976,496.28	0.97	9.172	732	164,708.02	78.87
751 - 775	8	1,044,514.87	0.51	8.805	761	130,564.36	83.31
776 - 800	3	740,929.85	0.36	7.838	783	246,976.62	85.10
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
A	126	$22,298,881.77	10.96%	8.567%	597	$176,975.25	78.54%
A-	105	19,387,362.13	9.53	8.620	582	184,641.54	75.59
A+	771	137,683,316.48	67.65	8.305	617	178,577.58	80.51
B	58	10,602,758.30	5.21	8.689	570	182,806.18	71.18
B+	30	4,584,799.23	2.25	9.095	559	152,826.64	78.27
C	43	7,563,021.22	3.72	8.897	556	175,884.21	64.03
Score Direct	12	1,393,773.15	0.68	8.387	596	116,147.76	78.51
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Amortization Type of the Group II Mortgage Loans

Amortization Type	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Balloon	238	$50,074,044.35	24.60%	8.329%	593	$210,395.14	78.46%
Interest Only	210	48,844,338.50	24.00	8.126	623	232,592.09	79.84
Fully Amortizing	697	104,595,529.43	51.39	8.609	604	150,065.32	78.21
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Prepayment Penalty Type of the Group II Mortgage Loans

Original Prepayment Penalty Term (in Months)	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
No Prepayment Penalty	466	$89,343,913.34	43.90%	8.483%	608	$191,725.14	78.76%
12 Months	27	4,959,294.40	2.44	8.404	608	183,677.57	78.51
24 Months	291	53,689,802.58	26.38	8.489	604	184,501.04	79.26
30 Months	2	383,400.00	0.19	8.529	588	191,700.00	90.00
36 Months	359	55,137,501.96	27.09	8.268	603	153,586.36	77.86
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Delinquency Status of the Group II Mortgage Loans

Delinquency Status	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Current	1,137	$201,812,713.87	99.16%	8.419%	606	$177,495.79	78.59%
Delinquent 30 Days	8	1,701,198.41	0.84	9.087	604	212,649.80	86.92
Total:	1,145	$203,513,912.28	100.00%	8.424%	606	$177,741.41	78.66%

Delinquency Status as of May 17, 2006

Group III Loans Collateral Summary

Group III Mortgage Loans

As of the Cut-off Date

Total Outstanding Balance	$407,028,898.65
Number of Loans	2,075

	Average	Minimum	Maximum
Original Loan Amount	$196,280.96	$45,432.00	$1,325,000.00
Outstanding Principal Balance	$196,158.51	$45,432.00	$1,325,000

	Weighted Average	Minimum	Maximum
Mortgage Rate	8.362%	5.850%	11.950%
Gross Margin	6.260%	3.500%	10.500%
Initial Periodic Rate Cap	2.993%	1.000%	5.000%
Periodic Rate Cap	1.003%	1.000%	1.500%
Life Floor	6.507%	3.750%	11.350%
Life Cap	14.452%	11.850%	17.990%
Months to Roll	27	5	60
Original LTV	78.46%	17.01%	100.00%
Credit Score	608	455	801
Original Term	358	180	360
Remaining Term	357	176	360
Seasoning	1	0	79

Top Property State Concentrations	CA (18.42%), MD (13.18%), FL (10.40%)
Maximum Zip Code Concentration	20772 (0.56%), 20735 (0.47%), 21207 (0.45%)

		Earliest	Latest
First Payment Date		November 1, 1999	July 1, 2006
Maturity Date		January 1, 2021	June 1, 2036
First Lien	100.00%
Second Lien	0.00%

*All weighted average credit scores are non-zero weighted averages

Current Scheduled Principal Balance of the Group III Mortgage Loans

Remaining Scheduled Principal Balances of the Group III Mortgage Loans	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
$0.01 to $50,000.00	32	$1,585,218.69	0.39%	9.237%	600	$49,538.08	61.81%
$50,000.01 to $100,000.00	538	40,881,539.83	10.04	9.144	600	75,987.99	76.18
$100,000.01 to $150,000.00	465	58,029,054.04	14.26	8.660	596	124,793.66	76.82
$150,000.01 to $200,000.00	334	57,521,302.37	14.13	8.480	604	172,219.47	78.39
$200,000.01 to $250,000.00	185	41,714,920.36	10.25	8.360	605	225,486.06	79.06
$250,000.01 to $300,000.00	141	38,767,554.37	9.52	8.176	607	274,947.19	79.64
$300,000.01 to $350,000.00	98	31,713,665.39	7.79	8.006	618	323,608.83	80.23
$350,000.01 to $400,000.00	65	24,400,019.50	5.99	8.110	614	375,384.92	81.90
$400,000.01 to $450,000.00	71	30,409,526.73	7.47	8.121	608	428,303.19	81.04
$450,000.01 to $500,000.00	63	30,158,068.28	7.41	8.061	616	478,699.50	77.72
$500,000.01 to $550,000.00	29	15,310,340.97	3.76	8.166	604	527,942.79	79.88
$550,000.01 to $600,000.00	29	16,676,504.59	4.10	7.962	625	575,051.88	79.46
$600,000.01 to $650,000.00	3	1,877,168.33	0.46	8.909	568	625,722.78	75.55
$650,000.01 to $700,000.00	6	4,043,650.00	0.99	7.867	639	673,941.67	85.95
$700,000.01 to $750,000.00	5	3,645,307.11	0.90	8.212	619	729,061.42	81.49
$750,000.01 to $800,000.00	3	2,302,501.87	0.57	8.011	629	767,500.62	68.67
$800,000.01 to $850,000.00	1	849,268.61	0.21	8.650	686	849,268.61	94.34
$900,000.01 to $950,000.00	2	1,851,407.61	0.45	8.089	679	925,703.81	74.90
$950,000.01 to $1,000,000.00	4	3,966,880.00	0.97	7.752	665	991,720.00	58.91
$1,300,000.01 to $1,350,000.00	1	1,325,000.00	0.33	7.200	602	1,325,000.00	57.61
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Original Scheduled Principal Balance of the Group III Mortgage Loans

Original Scheduled Principal Balances of the Group III Mortgage Loans	Number of Group III Mortgage Loans	Total Original Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
$0.01 to $50,000.00	29	$1,438,082.00	0.35%	9.201%	602	$49,517.05	60.87%
$50,000.01 to $100,000.00	541	41,066,226.00	10.08	9.145	600	75,842.45	76.16
$100,000.01 to $150,000.00	465	58,060,064.00	14.26	8.660	596	124,793.66	76.82
$150,000.01 to $200,000.00	334	57,574,785.00	14.14	8.480	604	172,219.47	78.39
$200,000.01 to $250,000.00	185	41,738,203.00	10.25	8.360	605	225,486.06	79.06
$250,000.01 to $300,000.00	141	38,782,729.00	9.52	8.176	607	274,947.19	79.64
$300,000.01 to $350,000.00	97	31,377,653.91	7.70	8.013	618	323,372.76	80.54
$350,000.01 to $400,000.00	66	24,771,465.00	6.08	8.100	614	374,947.39	81.47
$400,000.01 to $450,000.00	71	30,432,123.80	7.47	8.121	608	428,303.19	81.04
$450,000.01 to $500,000.00	63	30,173,160.00	7.41	8.061	616	478,699.50	77.72
$500,000.01 to $550,000.00	29	15,318,780.00	3.76	8.166	604	527,942.79	79.88
$550,000.01 to $600,000.00	29	16,682,426.99	4.10	7.962	625	575,051.88	79.46
$600,000.01 to $650,000.00	3	1,877,500.00	0.46	8.909	568	625,722.78	75.55
$650,000.01 to $700,000.00	6	4,043,650.00	0.99	7.867	639	673,941.67	85.95
$700,000.01 to $750,000.00	5	3,646,260.00	0.90	8.212	619	729,061.42	81.49
$750,000.01 to $800,000.00	3	2,305,000.00	0.57	8.011	629	767,500.62	68.67
$800,000.01 to $850,000.00	1	850,000.00	0.21	8.650	686	849,268.61	94.34
$900,000.01 to $950,000.00	2	1,853,000.00	0.45	8.089	679	925,703.81	74.90
$950,000.01 to $1,000,000.00	4	3,966,880.00	0.97	7.752	665	991,720.00	58.91
Greater than $1,000,000.01	1	1,325,000.00	0.33	7.200	602	1,325,000.00	57.61
Total:	2,075	$407,282,988.70	100.00%	8.362%	608	$196,158.51	78.46%

Seasoning of the Group III Mortgage Loans

Seasoning of the Group III Mortgage Loans (in months)	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
0	703	$138,608,384.31	34.05%	8.291%	612	$197,166.98	77.45%
1	715	139,939,023.87	34.38	8.348	608	195,718.91	78.69
2	525	105,823,504.24	26.00	8.416	606	201,568.58	79.00
3	106	18,888,083.05	4.64	8.734	602	178,189.46	80.73
4	10	1,438,244.95	0.35	8.409	604	143,824.50	82.01
5	5	626,315.27	0.15	9.008	581	125,263.05	77.11
7	8	1,015,484.48	0.25	7.957	579	126,935.56	79.95
8 or greater	3	689,858.48	0.17	6.983	609	229,952.83	84.25
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Original Term of the Group III Mortgage Loans

Original Term	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
169 - 180	25	$2,418,394.94	0.59%	8.192%	630	$96,735.80	69.90%
229 – 240	20	3,042,136.07	0.75	8.323	619	152,106.80	66.09
289 – 300	13	1,643,426.67	0.40	8.351	612	126,417.44	73.13
349 – 360	2,017	399,924,940.97	98.25	8.364	608	198,277.12	78.63
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Current Mortgage Interest Rates of the Group III Mortgage Loans

Current Mortgage Rates of the Group III Mortgage Loans	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
5.001% to 6.000%	3	$1,279,441.53	0.31%	5.880%	658	$426,480.51	77.85%
6.001% to 7.000%	129	36,655,997.65	9.01	6.785	643	284,155.02	73.29
7.001% to 8.000%	582	138,442,337.46	34.01	7.623	619	237,873.43	76.08
8.001% to 9.000%	690	133,326,535.61	32.76	8.534	604	193,226.86	79.54
9.001% to 10.000%	455	70,948,989.42	17.43	9.483	587	155,931.84	81.38
10.001% to 11.000%	184	22,102,013.42	5.43	10.516	577	120,119.64	84.16
11.001% to 12.000%	32	4,273,583.56	1.05	11.487	575	133,549.49	88.57
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Original Loan-to-Value Ratio of the Group III Mortgage Loans

Original Loan-to-Value Ratio	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
15.01% to 20.00%	1	$50,000.00	0.01%	9.550%	582	$50,000.00	17.01%
20.01% to 25.00%	8	694,549.39	0.17	8.636	577	86,818.67	23.61
25.01% to 30.00%	8	804,735.85	0.20	8.028	605	100,591.98	27.23
30.01% to 35.00%	10	1,035,565.80	0.25	8.017	599	103,556.58	32.93
35.01% to 40.00%	20	3,106,375.67	0.76	8.405	654	155,318.78	38.00
40.01% to 45.00%	24	2,961,328.93	0.73	8.318	588	123,388.71	42.74
45.01% to 50.00%	35	5,810,657.79	1.43	8.121	573	166,018.79	47.46
50.01% to 55.00%	40	6,441,834.08	1.58	8.083	597	161,045.85	52.90
55.01% to 60.00%	61	11,877,304.98	2.92	8.083	580	194,709.92	58.05
60.01% to 65.00%	118	21,415,767.95	5.26	8.046	594	181,489.56	63.35
65.01% to 70.00%	140	28,254,476.87	6.94	8.133	594	201,817.69	68.68
70.01% to 75.00%	193	41,514,759.93	10.20	8.193	586	215,102.38	73.66
75.01% to 80.00%	722	143,480,780.51	35.25	8.181	621	198,726.84	79.54
80.01% to 85.00%	219	40,701,978.87	10.00	8.512	592	185,853.78	84.49
85.01% to 90.00%	290	62,923,329.85	15.46	8.575	614	216,977.00	89.52
90.01% to 95.00%	105	22,439,701.26	5.51	8.714	625	213,711.44	94.61
95.01% to 100.00%	81	13,515,750.92	3.32	10.267	624	166,861.12	99.97
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Remaining Scheduled Terms to Maturity of the Group III Mortgage Loans

Remaining Months to Maturity of the Group III Mortgage Loans	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
169 to 180	25	$2,418,394.94	0.59%	8.192%	630	$96,735.80	69.90%
229 to 240	20	3,042,136.07	0.75	8.323	619	152,106.80	66.09
277 to 288	1	49,770.56	0.01	10.375	491	49,770.56	80.00
289 to 300	13	1,643,426.67	0.40	8.351	612	126,417.44	73.13
337 to 348	1	79,087.92	0.02	8.275	516	79,087.92	81.63
349 to 360	2,015	399,796,082.49	98.22	8.363	608	198,409.97	78.63
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Gross Margin of the Group III Mortgage Loans

Gross Margins (ARMs Only)	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
3.001% to 3.500%	1	$171,444.62	0.06%	7.750%	669	$171,444.62	87.95%
3.501% to 4.000%	3	529,770.34	0.17	7.051	665	176,590.11	68.61
4.001% to 4.500%	13	3,604,674.39	1.17	6.781	666	277,282.65	75.65
4.501% to 5.000%	73	21,074,543.10	6.83	7.346	641	288,692.37	74.85
5.001% to 5.500%	194	50,469,189.27	16.35	7.744	628	260,150.46	77.40
5.501% to 6.000%	247	55,388,813.05	17.94	8.032	612	224,246.21	78.27
6.001% to 6.500%	274	59,336,899.37	19.22	8.323	604	216,558.03	80.02
6.501% to 7.000%	290	58,017,524.52	18.79	8.797	589	200,060.43	80.61
7.001% to 7.500%	204	34,045,984.27	11.03	9.389	581	166,892.08	80.82
7.501% to 8.000%	98	15,549,410.59	5.04	9.831	585	158,667.46	82.97
8.001% to 8.500%	37	4,681,535.10	1.52	10.104	607	126,527.98	88.83
8.501% to 9.000%	22	3,445,734.87	1.12	10.509	629	156,624.31	90.33
9.001% to 9.500%	11	2,002,032.44	0.65	10.835	605	182,002.95	93.24
9.501% to 10.000%	3	242,904.09	0.08	11.109	618	80,968.03	89.47
10.001% to 10.500%	1	180,000.00	0.06	10.800	590	180,000.00	100.00
Total:	1,471	$308,740,460.02	100.00%	8.443%	607	$209,884.75	79.56%

Maximum Lifetime Mortgage Interest Rates of the Group III Mortgage Loans

Maximum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
11.501% - 12.000%	3	$1,279,441.53	0.41%	5.880%	658	$426,480.51	77.85%
12.001% - 12.500%	7	1,974,508.73	0.64	6.330	626	282,072.68	73.28
12.501% - 13.000%	64	19,442,857.47	6.30	6.808	648	303,794.65	75.27
13.001% - 13.500%	135	34,538,926.29	11.19	7.315	625	255,843.90	78.02
13.501% - 14.000%	259	64,591,693.39	20.92	7.798	614	249,388.78	77.41
14.001% - 14.500%	218	52,038,962.78	16.86	8.277	612	238,710.84	80.10
14.501% - 15.000%	270	53,656,311.14	17.38	8.776	599	198,727.08	79.83
15.001% - 15.500%	177	34,228,449.59	11.09	9.277	586	193,381.07	81.17
15.501% - 16.000%	163	23,411,168.70	7.58	9.760	585	143,626.80	82.35
16.001% - 16.500%	76	9,621,724.29	3.12	10.164	577	126,601.64	80.21
16.501% - 17.000%	73	10,074,249.23	3.26	10.730	584	138,003.41	88.46
17.001% - 17.500%	16	2,232,793.81	0.72	11.347	610	139,549.61	94.63
17.501% - 18.000%	10	1,649,373.07	0.53	11.568	530	164,937.31	77.54
Total:	1,471	$308,740,460.02	100.00%	8.443%	607	$209,884.75	79.56%

Minimum Lifetime Mortgage Interest Rates of the Group III Mortgage Loans

Minimum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
3.501% to 4.000%	2	$337,935.65	0.11%	7.221%	655	$168,967.83	73.49%
4.001% to 4.500%	8	2,672,127.97	0.87	6.815	674	334,016.00	76.83
4.501% to 5.000%	56	16,160,732.02	5.23	7.261	641	288,584.50	74.38
5.001% to 5.500%	162	43,679,797.26	14.15	7.702	626	269,628.38	77.52
5.501% to 6.000%	213	50,389,882.07	16.32	7.969	612	236,572.22	78.05
6.001% to 6.500%	257	56,312,808.16	18.24	8.251	606	219,115.99	80.20
6.501% to 7.000%	268	58,002,805.26	18.79	8.584	594	216,428.38	80.27
7.001% to 7.500%	185	32,435,423.74	10.51	9.280	582	175,326.61	80.51
7.501% to 8.000%	117	19,971,984.38	6.47	9.446	591	170,700.72	82.28
8.001% to 8.500%	64	10,250,225.96	3.32	9.276	613	160,159.78	83.59
8.501% to 9.000%	48	7,586,065.06	2.46	9.591	622	158,043.02	82.88
9.001% to 9.500%	31	4,941,333.56	1.60	10.006	591	159,397.86	82.24
9.501% to 10.000%	34	3,632,433.43	1.18	9.955	604	106,836.28	83.41
10.001% to 10.500%	16	1,335,117.33	0.43	10.378	566	83,444.83	80.05
10.501% to 11.000%	8	894,013.28	0.29	10.802	598	111,751.66	80.36
11.001% to 11.500%	2	137,774.89	0.04	11.350	747	68,887.45	80.00
Total:	1,471	$308,740,460.02	100.00%	8.443%	607	$209,884.75	79.56%

Next Interest Rate Adjustment Date of the Group III Mortgage Loans

Next Interest Rate Adjustment Date of the Group III Mortgage Loans	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
October 2006	1	$49,770.56	0.02%	10.375%	491	$49,770.56	80.00%
October 2007	2	347,141.18	0.11	7.381	617	173,570.59	83.11
November 2007	1	171,444.62	0.06	7.750	669	171,444.62	87.95
December 2007	4	344,488.43	0.11	8.562	564	86,122.11	79.42
January 2008	6	1,037,176.10	0.34	8.689	589	172,862.68	83.62
February 2008	63	11,471,712.06	3.72	8.685	599	182,090.67	79.06
March 2008	264	53,661,278.62	17.38	8.593	603	203,262.42	79.43
April 2008	366	75,251,631.40	24.37	8.515	605	205,605.55	79.46
May 2008	245	49,038,596.50	15.88	8.654	606	200,157.54	80.15
June 2008	73	15,316,666.00	4.96	8.405	608	209,817.34	81.65
December 2008	1	189,470.14	0.06	10.650	506	189,470.14	65.00
January 2009	1	74,616.79	0.02	8.500	640	74,616.79	80.00
February 2009	29	5,618,801.64	1.82	8.841	599	193,751.78	87.90
March 2009	118	29,011,027.44	9.40	8.222	611	245,856.16	80.19
April 2009	140	28,309,331.75	9.17	8.232	606	202,209.51	79.25
May 2009	118	27,396,735.99	8.87	7.977	621	232,175.73	75.66
June 2009	36	10,307,970.80	3.34	8.270	605	286,332.52	79.72
August 2010	1	561,000.00	0.18	6.500	633	561,000.00	85.00
April 2011	1	438,400.00	0.14	7.400	751	438,400.00	80.00
May 2011	1	143,200.00	0.05	7.950	649	143,200.00	80.00
Total:	1,471	$308,740,460.02	100.00%	8.443%	607	$209,884.75	79.56%

Occupancy Type of the Mortgaged Premises of the Group III Mortgage Loans

Occupancy Status of the Loans	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Primary Home	1,909	$383,877,834.94	94.31%	8.308%	606	$201,088.44	78.62%
Investment	153	19,243,795.36	4.73	9.252	643	125,776.44	76.74
Second Home	13	3,907,268.35	0.96	9.319	685	300,559.10	71.91
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Origination Program of the Group III Mortgage Loans

Origination Program	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Full Documentation	1,365	$239,306,142.10	58.79%	8.267%	600	$175,315.86	79.05%
Stated Documentation	549	123,674,954.95	30.38	8.572	623	225,273.14	77.04
12 Months Bank Statements	109	26,997,275.14	6.63	8.540	604	247,681.42	82.12
Limited Documentation	52	17,050,526.46	4.19	7.895	622	327,894.74	74.80
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Mortgage Loan Purpose of the Group III Mortgage Loans

Loan Purpose	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Refinance - Cash Out	1,448	$291,373,688.13	71.59%	8.258%	602	$201,224.92	76.61%
Purchase	565	105,527,714.74	25.93	8.650	626	186,774.72	83.79
Refinance - Rate/Term	62	10,127,495.78	2.49	8.346	617	163,346.71	76.14
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Index Type of the Group III Mortgage Loans

INDEX TYPE	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
6 Month LIBOR	1,471	$308,740,460.02	75.85%	8.443%	607	$209,884.75	79.56%
Fixed Rate	604	98,288,438.63	24.15	8.108	613	162,729.20	75.02
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Property Type of the Group III Mortgage Loans

Property Types of the Loans	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Single Family Detached	1,602	$294,815,463.93	72.43%	8.396%	606	$184,029.63	78.08%
Planned Unit Development	246	70,211,987.51	17.25	8.186	611	285,414.58	80.74
Two to Four Family	68	13,764,623.11	3.38	8.597	635	202,420.93	77.10
Condominium Low-Rise	72	12,944,727.72	3.18	8.377	613	179,787.89	79.10
Single Family Attached	38	6,960,761.32	1.71	8.078	605	183,177.93	75.73
Townhouse	34	5,820,217.17	1.43	8.251	602	171,182.86	74.68
Condominium High-Rise	7	1,681,421.75	0.41	9.113	599	240,203.11	85.74
De Minimus PUD	3	442,668.10	0.11	9.199	595	147,556.03	75.54
Manufactured Housing	5	387,028.04	0.10	8.401	624	77,405.61	60.95
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Loan Types of the Group III Mortgage Loans

Mortgage Loan Types	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
2/28 ARM	567	$90,639,776.54	22.27%	8.873%	598	$159,858.51	79.11%
30 Yr Fixed	481	77,745,928.99	19.10	8.123	613	161,633.95	75.39
2/28ARM 40/30 Balloon	261	60,610,311.58	14.89	8.525	597	232,223.42	80.09
2/28 ARM - 5 Yr IO	194	54,673,929.43	13.43	8.126	623	281,824.38	80.57
3/27 ARM	199	35,310,985.14	8.68	8.398	610	177,442.14	78.45
3/27 ARM 40/30 Balloon	134	32,846,679.53	8.07	8.315	597	245,124.47	78.94
3/27 ARM - 5 Yr IO	111	32,829,377.80	8.07	7.879	626	295,760.16	79.81
30 Yr Fixed 40/30 Balloon	63	13,014,017.96	3.20	7.942	604	206,571.71	76.13
20 Yr Fixed	20	3,042,136.07	0.75	8.323	619	152,106.80	66.09
15 Yr Fixed	25	2,418,394.94	0.59	8.192	630	96,735.80	69.90
25 Yr Fixed	13	1,643,426.67	0.40	8.351	612	126,417.44	73.13
5/25 ARM - 5 Yr IO	2	999,400.00	0.25	6.895	685	499,700.00	82.81
2/28 ARM - 2 Yr IO	2	686,800.00	0.17	7.442	649	343,400.00	80.82
30 Yr Fixed - 5 Yr IO	2	424,534.00	0.10	7.495	648	212,267.00	75.31
5/25 ARM	1	143,200.00	0.04	7.950	649	143,200.00	80.00
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Geographic Distribution of Mortgaged Premises of the Group III Mortgage Loans

Geographic Distribution of the Mortgages Properties	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Alabama	7	$1,228,914.93	0.30%	8.762%	604	$175,559.28	80.37%
Alaska	8	1,421,730.03	0.35	8.420	617	177,716.25	78.09
Arizona	120	21,017,862.98	5.16	8.276	604	175,148.86	77.22
Arkansas	7	896,183.00	0.22	9.243	588	128,026.14	89.87
California	249	74,972,601.58	18.42	7.984	608	301,094.79	76.49
Colorado	8	2,298,854.61	0.56	8.632	604	287,356.83	88.77
Connecticut	16	2,531,909.81	0.62	8.387	609	158,244.36	80.33
Delaware	6	871,888.08	0.21	8.118	576	145,314.68	74.62
Florida	205	42,313,252.50	10.40	8.382	617	206,406.11	77.77
Georgia	103	16,862,300.48	4.14	8.631	617	163,711.66	82.05
Hawaii	5	1,746,813.40	0.43	8.663	628	349,362.68	60.20
Idaho	4	386,980.40	0.10	7.974	619	96,745.10	83.57
Illinois	32	5,599,644.62	1.38	8.823	608	174,988.89	81.13
Indiana	36	3,837,061.92	0.94	9.151	628	106,585.05	82.25
Iowa	17	1,601,740.81	0.39	9.000	589	94,220.05	82.10
Kansas	3	310,248.72	0.08	9.908	558	103,416.24	75.81
Kentucky	29	2,795,371.68	0.69	9.370	591	96,392.13	82.32
Louisiana	2	176,990.05	0.04	9.842	569	88,495.03	88.18
Maine	2	228,594.64	0.06	9.304	591	114,297.32	80.00
Maryland	204	53,632,616.38	13.18	8.005	600	262,904.98	78.02
Massachusetts	12	3,289,291.06	0.81	7.921	595	274,107.59	71.01
Michigan	147	15,783,195.88	3.88	9.229	613	107,368.68	79.29
Minnesota	19	2,999,395.33	0.74	8.481	621	157,862.91	77.31
Mississippi	12	1,185,327.71	0.29	9.243	612	98,777.31	81.05
Missouri	20	2,193,953.48	0.54	9.005	589	109,697.67	82.83
Montana	11	1,983,782.88	0.49	8.958	649	180,343.90	61.32
Nebraska	2	124,558.39	0.03	8.950	612	62,279.20	87.12
Nevada	31	7,464,556.93	1.83	8.393	602	240,792.16	80.85
New Hampshire	1	173,473.13	0.04	8.150	559	173,473.13	90.00
New Jersey	9	2,546,481.40	0.63	8.931	585	282,942.38	75.73
New Mexico	2	236,415.71	0.06	8.902	605	118,207.86	82.44
New York	102	35,327,064.97	8.68	7.895	629	346,343.77	76.36
North Carolina	28	3,898,018.05	0.96	8.806	614	139,214.93	78.71
North Dakota	4	284,893.80	0.07	9.006	618	71,223.45	88.14
Ohio	114	12,294,095.00	3.02	9.083	597	107,842.94	85.45
Oklahoma	5	402,196.52	0.10	9.025	575	80,439.30	83.93
Oregon	23	4,124,116.43	1.01	8.723	594	179,309.41	79.00
Pennsylvania	50	6,894,803.36	1.69	8.375	606	137,896.07	79.90
Rhode Island	12	2,314,003.24	0.57	8.062	596	192,833.60	73.18
South Carolina	39	4,673,380.88	1.15	8.905	600	119,830.28	86.63
Tennessee	39	4,433,845.47	1.09	8.966	603	113,688.35	83.36
Texas	54	7,266,219.53	1.79	9.129	614	134,559.62	81.78
Utah	6	944,403.51	0.23	8.256	596	157,400.59	85.47
Vermont	1	162,500.00	0.04	11.000	518	162,500.00	54.35
Washington	46	9,797,455.42	2.41	8.761	591	212,988.16	79.46
Virginia	142	29,579,554.74	7.27	8.222	603	208,306.72	78.49
West Virginia	5	813,997.14	0.20	9.875	586	162,799.43	77.77
Wisconsin	60	7,156,001.39	1.76	9.147	605	119,266.69	82.24
Wyoming	3	406,405.40	0.10	7.897	616	135,468.47	83.37
Washington DC	13	3,543,951.28	0.87	8.451	604	272,611.64	75.90
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46

Credit Score of the Group III Mortgage Loans

Credit Score	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Not Available	4	$505,869.63	0.12%	9.825%	0	$126,467.41	56.24%
451 - 475	3	703,743.42	0.17	11.443	460	234,581.14	62.01
476 - 500	7	894,939.87	0.22	10.921	494	127,848.55	71.89
501 - 525	94	13,785,466.51	3.39	9.669	511	146,653.90	71.02
526 - 550	189	31,900,408.42	7.84	9.051	539	168,785.23	75.86
551 - 575	316	56,258,720.19	13.82	8.672	563	178,033.92	76.67
576 - 600	418	82,412,341.28	20.25	8.406	587	197,158.71	77.78
601 - 625	380	75,606,330.62	18.58	8.188	612	198,964.03	79.77
626 - 650	316	66,952,903.21	16.45	8.048	637	211,876.28	80.51
651 - 675	183	40,635,700.79	9.98	7.744	662	222,053.01	80.26
676 - 700	87	19,615,537.28	4.82	8.252	685	225,465.95	81.70
701 - 725	36	9,664,607.46	2.37	8.040	712	268,461.32	74.77
726 - 750	25	4,401,843.93	1.08	8.040	739	176,073.76	82.13
751 - 775	13	2,446,075.59	0.60	8.351	758	188,159.66	82.80
776 - 800	3	1,110,111.00	0.27	7.903	788	370,037.00	85.03
801 - 825	1	134,299.45	0.03	10.800	801	134,299.45	80.00
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Credit Grade of the Group III Mortgage Loans

Credit Grade	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
A	227	$46,013,782.95	11.30%	8.429%	598	$202,703.89	77.88%
A-	213	37,329,073.08	9.17	8.616	582	175,253.86	75.74
A+	1,387	278,962,694.34	68.54	8.265	620	201,126.67	80.10
B	97	17,615,506.31	4.33	8.802	566	181,603.16	69.98
B+	33	6,741,256.42	1.66	8.493	564	204,280.50	76.34
C	94	15,054,750.72	3.70	8.895	557	160,156.92	69.18
Score Direct	24	5,311,834.83	1.31	7.978	609	221,326.45	73.75
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Amortization Type of the Group III Mortgage Loans

Amortization Type	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Balloon	458	$106,471,009.07	26.16%	8.389%	598	$232,469.45	79.25%
Interest Only	311	89,614,041.23	22.02	8.013	625	288,148.04	80.30
Fully Amortizing	1,306	210,943,848.35	51.83	8.497	606	161,519.03	77.29
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Prepayment Penalty Type of the Group III Mortgage Loans

Original Prepayment Penalty Term (in Months)	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
No Prepayment Penalty	618	$132,789,922.90	32.62%	8.412%	606	$214,870.43	78.71%
12 Months	67	19,134,189.12	4.70	7.855	616	285,584.91	77.25
24 Months	708	136,151,076.02	33.45	8.516	606	192,303.78	79.68
30 Months	6	1,379,777.99	0.34	8.474	621	229,963.00	78.14
36 Months	672	117,255,981.67	28.81	8.208	613	174,488.07	76.96
60 Months	4	317,950.95	0.08	8.479	559	79,487.74	85.57
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Delinquency Status of the Group III Mortgage Loans

Delinquency Status	Number of Group III Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Original Loan-to-Value Ratio
Current	2,059	$403,870,385.60	99.22%	8.353%	608	$196,148.80	78.41%
Delinquent 30 Days	16	3,158,513.05	0.78	9.476	590	197,407.07	85.33
Total:	2,075	$407,028,898.65	100.00%	8.362%	608	$196,158.51	78.46%

Delinquency Status as of May 17, 2006

Credit Suisse Contacts

	NAME	PHONE EXTENSION
Asset Finance:	John Herbert	212-325-2412
	Kenny Rosenberg	212-325-3587
	Stephen Marchi	212-325-0785
	Kashif Gilani – Structuring	212-325-8697
	Nayan Bhattad – Collateral	212-325-2936

Asset Backed Syndication:	Tricia Hazelwood	212-325-8549
	James Drvostep	212-325-8549
	Melissa Simmons	212-325-8549
	Garrett Smith	212-325-8549

Rating Agency Contacts

	NAME	PHONE EXTENSION
Moodys:	Yvonne Zhang	212-553-4094
S&P:	Michael Mccormick	212-438-1937
Fitch:	Natasha Hanson	212-908-0272